QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.9

THIRD AMENDMENT TO LOAN AND SERVICING AGREEMENT

        THIS THIRD AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of April 23, 2002 (this "Amendment"), is entered into among TRM Inventory Funding Trust ("Borrower"), TRM ATM Corporation, in its individual capacity ("TRM ATM") and as Servicer (in such capacity, "Servicer"), Autobahn Funding Company, LLC ("Lender"), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, "Administrative Agent") and as Liquidity Agent (in such capacity "Liquidity Agent"), and U.S. Bank National Association, as Collateral Agent ("Collateral Agent").

RECITALS

        A.    The Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended by a First Amendment to Loan and Servicing Agreement, dated as of March 16, 2001, an Omnibus Amendment, dated as of March 16, 2001, and a Second Amendment to Loan and Servicing Agreement, dated as of November 5, 2001, the "Agreement").

        B.    The parties to the Agreement desire to amend the Agreement as hereinafter set forth.

AGREEMENT

        1.    Certain Defined Terms.    Capitalized terms that are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

        2.    Amendments to Agreement.    The Agreement is hereby amended in accordance with the amendments marked on the copy of the Agreement attached hereto as Exhibit A.

        3.    Conditions to Effectiveness.    This Amendment shall become effective as of April 23, 2002, immediately following the effectiveness of the Omnibus Assignment and Acceptance, dated as of the date hereof, among KeyBank National Association, the Collateral Agent and the Liquidity Agent (and acknowledged by the Borrower, the Servicer and the Lender), upon receipt by the Liquidity Agent of each of the following documents: (i) counterparts of this Amendment, duly executed by all parties hereto, (ii) opinions of Stoel Rives LLP, as counsel to each of the Borrower and the Servicer, in form and substance satisfactory to the Liquidity Agent, (iii) all fees payable to the Liquidity Agent on the date hereof and (iv) evidence that one or more Letters of Credit in form, substance and amount satisfactory to the Liquidity Agent have been delivered to the Collateral Agent.

        4.    Effect of Amendment.    Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to "this Agreement," "hereof," "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

        5.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        6.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.

        7.    Section Headings.    The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, or the Agreements or any provision hereof or thereof.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
By:

Name:
Title:
TRM ATM CORPORATION
By:	/s/ DANIEL L. SPALDING
	Name:	Daniel L. Spalding
	Title:	President
AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as its attorney-in-fact
By:

Name:
Title:
DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN
By:	/s/ PATRICK PREECE
	Name:	Patrick Preece
	Title:	VP
By:	/s/ RICHARD J. WISNIEWSKI
	Name:	Richard J. Wisniewski
	Title:	VP
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ EVE D. KAPLAN
	Name:	Eve D. Kaplan
	Title:	Vice President

WILMINGTON TRUST COMPANY, Solely for purposes of the amendments to Sections 1.03 and 10.04 of the Agreement and the amendment to the signature pages thereof, in its capacity as Owner Trustee
By:	/s/ MICHAEL G. OLLER, JR.
	Name:	Michael G. Oller, Jr.
	Title:	Financial Services Officer

Acknowledged and Agreed
as of the date set forth above:

TRM CORPORATION
Solely for purposes of the amendments
to Section 2.01 of the Agreement

By:	/s/ DANIEL L. SPALDING
	Name:	Daniel L. Spalding
	Title:	President

Exhibit A*

LOAN AND SERVICING AGREEMENT
Dated as of March 17, 2000

Among

TRM INVENTORY FUNDING TRUST
as Borrower

TRM ATM CORPORATION
in its individual capacity and as Servicer

AUTOBAHN FUNDING COMPANY LLC
as Lender

~~DG~~ DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK ~~AG~~
FRANKFURT AM MAIN
as Administrative Agent

and as Liquidity Agent

and
~~KEYBANK~~

U.S. BANK NATIONAL ASSOCIATION
as ~~Liquidity Agent and~~ Collateral Agent

*
Conformed as amended through the Third Amendment dated as of April 23, 2002.

LOAN AND SERVICING AGREEMENT

Dated as of March 17, 2000

        THIS IS A LOAN AND SERVICING AGREEMENT, among TRM INVENTORY FUNDING TRUST, a Delaware business trust ("Borrower"), TRM ATM CORPORATION, an Oregon corporation, individually ("TRM ATM") and as initial servicer (in such capacity, the "Servicer"), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company ("Lender"), ~~DG~~ DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK ~~AG~~ FRANKFURT AM MAIN ("DZ Bank"), as administrative agent for Lender (in such capacity, the "Administrative Agent"), and ~~KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"),~~ as liquidity agent for Liquidity Providers (in such capacity, the "Liquidity Agent"), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

Background

        1.    Borrower intends to borrow Loans from the Lender and sell Certificates to the Lender. Borrower has requested Lender and Lender has agreed, subject to the terms and conditions contained in this Agreement, to make such Loans to and purchase the Certificates from Borrower from time to time during the term of this Agreement, which Loans will be secured by a security interest in all of the assets of Borrower.

        2.    The Servicer has agreed to undertake certain servicing obligations for the benefit of the Secured Parties and Borrower as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

LOANS; CERTIFICATES

        SECTION 1.01    Commitments to Lend; Limits on Lender's Obligations.    Upon the terms and subject to Article 5 and the other conditions of this Agreement, from time to time prior to the Termination Date, Borrower may request that Lender make loans to Borrower on a revolving basis secured by a Lien on all of the assets of Borrower (each, a "Loan") and Lender shall make such Loans; provided that (i) no Loan shall be made by Lender if, after giving effect thereto, the sum of the Face Amount of all Commercial Paper Notes issued by Lender with respect to the Transaction Documents plus the aggregate principal or certificate balance of all Loans and Certificates funded other than through the issuance of Commercial Paper Notes would exceed an amount equal to the lesser of (a)  ~~$22,000,000, except~~ 30,000,000, as such amount is increased from time to time with the consent of the Administrator, the Administrative Agent and the Liquidity Agent (the "Facility Limit") and (b) the product of (x) the Aggregate Letter of Credit Amount multiplied by (y) 20; (ii) no Loan shall be made by Lender if, after giving effect thereto, the Aggregate Letter of Credit ~~Stated~~ Amount does not at least equal the Letter of Credit Required Amount, and (iii) each Borrowing made pursuant to this Section 1.01 shall have an initial principal amount of at least $250,000 and shall be in integral multiples of $1,000, unless otherwise approved by the Administrative Agent and the Liquidity Agent.

        SECTION 1.02    Borrowing Procedures; Principal Amount.

          (a)    Notice of Borrowing.    Each Borrowing by Borrower shall be made on a Business Day on notice from Borrower (or the Administrator on its behalf) to the Administrative Agent received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day preceding the date of such proposed Borrowing. Each such notice of a proposed Borrowing shall be substantially in the form of Exhibit 1.02 (each, a "Borrowing Notice") and shall specify the amount of such Borrowing and the date on which such Borrowing is to be made. Any Borrowing

  Request given by Borrower pursuant to this Section 1.02 shall be irrevocable and binding on Borrower. ~~The Borrower shall not be permitted to make more than two Borrowings during any single calendar week without the consent of the Administrative Agent and the Liquidity Agent.~~

          (b)    Funding of Borrowing.    On each Borrowing Date, upon satisfaction of the applicable conditions set forth in Article V, Lender shall make available to the Administrative Agent an amount equal to the requested Borrowing in same day funds, and, after receipt by the Administrative Agent of such funds, the Administrative Agent will deposit such funds into one or more Disbursement Accounts specified by the Servicer; provided, however, that in the case of the initial Borrowing, the Administrator shall be permitted to direct an amount equal to all cash in the ATMs on the date of the initial Borrowing to be paid to an account specified by the Administrator.

        SECTION 1.03    Security Interest.    Each of Borrower and the Owner Trustee hereby grants, to the extent of their respective interests therein, to the Collateral Agent, for the benefit of the Secured Parties, a first priority continuing lien and security interest in all of the assets of Borrower (including, without limitation, all of Borrower's cash and currency, accounts, chattel paper, instruments, general intangibles, deposit accounts, inventory, investment property, equipment, rights under Sections 1.05 and 1.06 hereof and all other personal property of Borrower), whether now owned or hereafter acquired, wherever located, and including proceeds of the foregoing. For the avoidance of doubt, the above grant shall include all amounts due and payable by any Person (including, without limitation, settlement banks) to the Borrower. Such ~~lien~~ liens and security ~~interest~~ interests shall secure all of Borrower's obligations hereunder, including, without limitation, the payments of principal of, and interest on, the Note (and the Loans evidenced thereby).

        SECTION 1.04    Purchase of Certificates.    On the date of the first Borrowing under Section 1.01, the Borrower shall sell to the Lender and the Lender shall purchase from the Borrower Certificates with an initial outstanding certificate balance of $891,000 for a purchase price equal to such outstanding certificate balance. In addition, if the Facility Limit hereunder is increased with the consent of the Administrative Agent and the Liquidity Agent, the Borrower may sell additional Certificates to the Lender on the first Borrowing Date following any such increase (provided that 1% of any additional Certificates shall be sold to GSS Holdings, Inc.). Lender shall make available to the Administrative Agent an amount equal to the outstanding principal balance of the Certificates purchased on the applicable purchase date, and, after receipt by the Administrative Agent of such funds, the Administrative Agent will deposit such funds into one or more Disbursement Accounts specified by the Servicer.

        SECTION 1.05    Use of Proceeds; Provision of Cash.    The Borrower covenants and agrees to use all proceeds of the Loans and sale of the Certificates solely to provide Cash to TRM ATM for use by TRM ATM in the ~~ATM's~~ ATMs. TRM ATM hereby covenants and agrees that the Borrower shall be the sole and exclusive source of cash for ~~its ATMs~~ automated teller machines owned or leased by TRM ATM in the United States of America and until the Final Payout Date hereunder it will not permit cash from any other cash provider to be placed in such automated teller machines (including all ATMs ); provided that Borrower shall not be the cash provider for Rejected ATMs, and any Person may permit cash from other cash providers to be placed in Rejected ATMs. In no event shall any Cash be placed in any Rejected ATM. TRM ATM hereby appoints the Borrower as its cash provider for all automated teller machines owned or leased by TRM ATM in the United States of America (other than Rejected ATMs), and the Borrower hereby accepts such appointment. At no time shall any funds from other cash providers be placed in any ATM or the ATM Fee Settlement Account, the Credit Balance Settlement Account, any Disbursement Account, any account created pursuant to Section 3.04 or any other account created in connection herewith.

        TRM ATM hereby acknowledges and agrees that all right, title and interest in and to any and all Cash provided by the Borrower to TRM ATM or its agents or subcontractors for use in the ATMs is and shall remain the sole and separate property of the Borrower. TRM ATM expressly acknowledges that the Cash supplied to the ATMs is not, and is not intended to be, a loan from the Borrower to TRM ATM. If, however, notwithstanding the intent of the Borrower and TRM ATM, the provision of Cash by Borrower to TRM ATM is determined to be a loan by the Borrower to TRM ATM, then TRM ATM hereby grants to the Borrower (which Borrower has assigned to the Collateral Agent for the benefit of the Secured Parties) a security interest in all of TRM ATM's right, title and interest in and to the Cash (whether in the form of currency, credit balances in Networks or otherwise), now existing and hereafter created, to secure a loan in an amount equal to the Outstanding Facility Amount. TRM ATM shall acquire no right, title or interest in any Cash or the proceeds thereof wherever located, including, without limitation, Cash (whether in the form of currency, credit balances in a Network or otherwise) in the possession of a Transportation Agent, any other agent or subcontractor of TRM ATM, a Processing Agent or at an ATM, in the Credit Balance Settlement Account or in any other account. Notwithstanding the foregoing and any other provision in the Transaction Documents, the parties hereto acknowledge and agree that solely for federal, state and local income tax purposes, for purposes of any other taxes imposed upon, measured by or based upon gross or net income, and for franchise tax purposes, Borrower shall be treated (i) as having made a loan or series of loans to TRM ATM and (ii) as holding such Cash as security for the obligations of TRM ATM (as borrower) to Borrower.

        TRM ATM hereby acknowledges that the Borrower has granted to the Collateral Agent, on behalf of the Secured Parties, a security interest in all of the assets of the Borrower, including, without limitation, the Cash and any credit balances in the Networks resulting from the dispensing of Cash at ATMs. If TRM ATM has, or is declared or deemed to have, possession of any Cash (whether in the form of currency, credit balances in a Networks or otherwise), TRM ATM agrees that it shall hold all such Cash as custodian and bailee on behalf of the Collateral Agent for purposes of perfecting the Collateral Agent's security interest in such Cash.

        SECTION 1.06    Cash Provision Fee.    In consideration for the Borrower agreeing to provide Cash to TRM ATM for use in the ATMs owned or leased by TRM ATM, TRM ATM agrees to pay to the Borrower in arrears on each Cash Provision Fee Payment Date the Cash Provision Fee which shall have accrued through such date. TRM ATM covenants and agrees that it shall cause all ATM Fees to be deposited by the applicable Processing Agent directly into the ATM Fee Settlement Account.

        In order to secure and provide for the payment of the TRM Secured Obligations, TRM ATM hereby grants to the Borrower (which Borrower has assigned to the Collateral Agent for the benefit of the Secured Parties), a security interest in all of TRM ATM's right, title and interest in and to all of the fees and charges earned or received in connection with all cash withdrawal or other types of transactions initiated at ATMs (including, without limitation, all Surcharge Fees, Interchange Fees, processing fees and other fees and charges, whether in the form of a credit to the ATM Fee Settlement Account, electronic funds, or otherwise ("ATM Fees")), whether now owned or hereafter acquired or accrued. If an Event of Default or Servicer Event of Default has occurred and is continuing, the Collateral Agent shall be permitted to retain (and TRM ATM hereby authorizes the Collateral Agent to retain and apply) all ATM Fees in the ATM Fee Settlement Account and withdraw amounts as necessary to pay the TRM Secured Obligations as they become due and payable in accordance with Section 3.03(d).

        ~~Prior to an~~ Until such time as TRM ATM shall have received notice from the Lender (or the Administrative Agent on behalf of the Lender) of the occurrence of any Event of Default ~~or~~, Servicer Event of Default or Unmatured Event of Default, TRM ATM shall be permitted to withdraw ATM Fees from the ATM Fee Settlement Account in its discretion.

ARTICLE II.

NOTE

        SECTION 2.01    Note.    The Loans shall be evidenced by a promissory note (as from time to time supplemented, extended, amended or replaced, the "Note"), substantially in the form set forth in Exhibit 2.01, with appropriate insertions, dated the date hereof, payable to the order of Lender in the initial maximum principal amount of $29,100,000 on the Maturity Date. If the Facility Limit is increased pursuant to Section 1.01, the Note shall be replaced by a promissory note, substantially in the form of the existing Note, with appropriate changes to reflect an increased maximum principal amount to coincide with the increased Facility Limit. Upon receipt of a new Note satisfactory to Lender, Lender shall cause the existing Note to be destroyed. Principal of, and interest on, the Loans shall be paid from time to time as set forth in Section 3.03. Borrower shall have the right to prepay all or any portion of the Loans in full on any Settlement Date, provided that Borrower notifies the Administrative Agent of such intention to prepay the Loans in a notice delivered on the related Reporting Date preceding such Settlement Date. Any such prepayment under this Section 2.01 shall be accompanied by all accrued and unpaid interest on the Loans~~, the payment of a $20,000 prepayment fee to the Liquidity Agent (the "Prepayment Fee")~~ and all other amounts then due hereunder. Upon any prepayment in full of the Loan prior to the Maturity Date, TRM agrees to pay the Lender a prepayment fee (the "Prepayment Fee") in accordance with the terms of the Fee Letter. The Administrative Agent shall record in its records, or at its option on the schedule attached to the Note, the date and amount of each Loan made hereunder, the interest rate with respect thereto (as determined under Section 2.02), each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Borrower hereunder or under the Note to repay the principal amount of all Loans, together with all interest accruing thereon, as set forth in this Agreement.

        SECTION 2.02    Interest on Loans and Yield on Certificates.    Each Loan and each Certificate shall accrue interest or yield, respectively, during each Settlement Period at a rate equal to the Interest Rate or Yield Rate, as applicable, as in effect for such Settlement Period for such Loan or Certificate, which interest or yield, as applicable, shall be payable on each Settlement Date as set forth in Section 3.03. Interest and yield shall be payable on each Settlement Date for the Settlement Period related to such Settlement Date from amounts distributed pursuant to Section 3.03.

        SECTION 2.03    General Procedures.    No outstanding principal or certificate balance shall be considered reduced by any allocation, set aside or distribution of any portion of Collections or any other payment unless such Collections or other payment shall have been actually delivered to the applicable Secured Party pursuant hereto. No principal or interest or certificate balance or yield shall be considered paid by any distribution of any portion of Collections or any other payment if at any time such distribution or payment is rescinded or must otherwise be returned for any reason. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law.

        SECTION 2.04    Commitment Fee.    Borrower agrees to pay to the Lender a commitment fee (the "Commitment Fee") for each day, from the date hereof to the Termination Date, ~~equal to~~ in the ~~product of (x)~~ amount set forth in the ~~Facility Limit, minus the Outstanding Facility Amount on such day, times (y) 0.30%, divided by (z) 360.~~ Fee Letter. The Commitment Fee shall be paid in arrears, on each Settlement Date as set forth in Section 3.03 and on the Termination Date, in the amount that shall have accrued during the Settlement Period (or portion thereof) related to such Settlement Date or other period then ending and which shall not have been previously paid.

        SECTION 2.05    Registration; Registration of Transfer and Exchange of Notes.    (a) The Owner Trustee shall be the Note Registrar hereunder. The Note Registrar shall keep or cause to be kept, at its address set forth on the signature page hereof, a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as provided herein; provided, however, that no Note may be subdivided in denominations less than $100,000 or integral multiples of $1,000 upon any transfer or exchange.

          (b)  At the option of a Noteholder, Notes may be exchanged for other Notes in authorized denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged to the Note Registrar. Upon surrender for registration of transfer or exchange of any Note, the Owner Trustee shall execute on behalf of the Borrower, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.

          (c)  Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Note Registrar duly executed by the Noteholder or his attorney duly authorized in writing. Each Note surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Note Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Notes, but the Owner Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

          (d)  The parties hereto agree that all actions of the Owner Trustee as Note Registrar under this Section 2.05 shall be subject to the provisions of Article VI of the Trust Agreement.

ARTICLE III.

SETTLEMENTS

        SECTION 3.01    Accounts; Investments.

          (a)    Accounts.    On or before the first Borrowing Date, Borrower (or the Administrator on its behalf) shall establish in the name of the ~~Borrower for the benefit of the~~ Collateral Agent~~,~~ for the benefit of the Secured Parties, the following accounts, which accounts shall be segregated trust accounts maintained at the Collateral Agent ~~or another Qualified Institution (provided that, prior to the use of another Qualified Institution, the Borrower (or the Administrator on its behalf) shall provide an opinion of counsel with respect to perfection issues substantially in the form of the opinion issued pursuant to Section 5.01(f) prior to the initial Borrowing and otherwise acceptable to the Administrative Agent and the Liquidity Agent) subject to account agreements in form and substance acceptable to the Collateral Agent:~~

              (i)    the ATM Fee Settlement Account; and

            ~~(ii)  the Reserve Account; and~~

            (ii)  ~~(iii)~~ the Credit Balance Settlement Account.

          There shall be established, in the name of the Borrower, for the benefit of the Collateral Agent, a segregated deposit account subject to a Depository Bank Agreement (each, a "Disbursement Account") at each Depository Bank from which the applicable Depository Bank shall distribute funds in accordance with instructions received by such Depository Bank from the Servicer (or its authorized agents), and in accordance with the terms of the Transaction Documents and the applicable Depository Bank Agreement, until such time as the Collateral Agent instructs such Depository Bank, or instructs the Servicer to instruct such Depository Bank, to cease such distribution of funds and to distribute such funds only in accordance with further instructions from the Collateral Agent. The initial Disbursement Account shall be at Bank of America, N.A. in the State of North Carolina. Prior to adding any additional Disbursement Accounts, Borrower (or the Administrator on its behalf) shall provide an opinion of counsel with respect to perfection issues substantially in the form of the opinion issued pursuant to Section 5.01(f) prior to the initial Borrowing and otherwise acceptable to the Administrative Agent and the Liquidity Agent. All such amounts in the Credit Balance Settlement Account and the Disbursement Accounts shall be held by the Collateral Agent, each Depository Bank and the Servicer, as the case may be, in such accounts as part of the Asset Pool as herein provided, subject to withdrawal by, or at the direction of, the Collateral Agent or the Servicer, in accordance with, and for the purposes specified in the provisions of, this Agreement. At no time shall any funds pertaining to Rejected ATMs or any automated teller machines that are not ATMs be placed in any ATM or the ATM Fee Settlement Account, the Credit Balance Settlement Account, any Disbursement Account, any account created pursuant to Section 3.04 or any other account created in connection herewith.

          (b)    Investments.    All or a portion of the amounts in the Credit Balance Settlement Account and the ATM Fee Settlement Account shall be invested and reinvested by the Collateral Agent (as directed by the Administrator) in one or more Eligible Investments. TRM ATM agrees to report as income for financial reporting and federal, state and local income tax purposes (to the extent reportable) all investment earnings, income and gains (if any) on amounts in the Credit Balance Settlement Account~~,~~ and the ATM Fee Settlement ~~Amount and the Reserve~~ Account.

          (c)    Maturity of Investments.    No investment of any amount held in the Credit Balance Settlement Account or the ATM Fee Settlement Account shall mature later than the earlier of (i) the Business Day immediately preceding the Settlement Date which is scheduled to occur immediately following the date of investment and (ii) one week from the date of investment.

          (d)    Form of Investment.    Any investment of any funds in the Credit Balance Settlement Account or the ATM Fee Settlement Account shall be made under the following terms and conditions:

            (i)    each such investment shall be made in the name of the Collateral Agent (in its capacity as such) or in the name of a nominee of the Collateral Agent, and

            (ii)  any certificate or other instrument evidencing such investment shall be delivered directly to the Collateral Agent and endorsed in the name of the Collateral Agent and the Collateral Agent shall have sole possession of such instrument.

          (e)    Collateral Agent Not Liable.    The Collateral Agent shall not in any way be held liable by reason of any insufficiency in the Credit Balance Settlement Account or the ATM Fee Settlement Account resulting from losses on investments made in accordance with the provisions of this Section 3.01 (but the Collateral Agent shall at all times remain liable for its own debt obligations, if any, constituting part of such investments). The Collateral Agent shall not be liable for any investment made by it in accordance with this Section 3.01 on the grounds that it could have made a more favorable investment.

        SECTION 3.02    Collection of Moneys.    If at any time Borrower or the Servicer shall receive any payment on or in respect of any Pool Asset, it shall hold such payment in trust for the benefit of the Collateral Agent and the other Secured Parties, shall segregate such payment from the other property of Borrower or the Servicer, as the case may be, and shall, promptly upon receipt, deliver such payment in the form received to the Collateral Agent for deposit into the Credit Balance Settlement Account.

        SECTION 3.03    Settlement.

          (a)    Cash Provision Fees.    The Servicer shall pay all Cash Provision Fees payable to the Borrower to the Credit Balance Settlement Account. TRM ATM covenants and agrees to cause all ATM Fees to be deposited directly into the ATM Fee Settlement Account.

          (b)    Credit Balance Deposits.    Borrower and the Servicer shall deposit, or cause to be deposited, all Collections (including all Cash Provision Fees) into the Credit Balance Settlement Account within one business day of receipt thereof.

          (c)    Processing Agent Fees.    The Servicer shall cause all Processing Agent Fees payable to any Processing Agent under a Processing Services Agreement for services rendered in connection with the Cash to be settled out of ATM Fees on a monthly basis prior to such ATM Fees being deposited in the ATM Fee Settlement Account.

          (d)    Cash Provision Settlement Procedures.    The Servicer hereby agrees to deliver to the Collateral Agent at least two Business Days prior to each Settlement Date a report, based on and consistent with the Servicer Report most recently delivered pursuant to Section 8.03, identifying the payments to be made on such Settlement Date from Cash Provision Fees deposited into the Credit Balance Settlement Account. Such Cash Provision Fees shall be disbursed by the Collateral Agent on each Settlement Date ~~at the direction of the Servicer~~ in accordance with such report. Such report shall require that such disbursements be made to the applicable Persons or accounts identified in each of the following clauses, in the amounts required and according to the following order of priority:

          first, an amount equal to any unpaid fees and expenses of the Collateral Agent shall be paid to the Collateral Agent;

          second, an amount equal to any unpaid Servicing Fee (if neither TRM ATM nor any of its Affiliates is the Servicer) shall be paid to the Servicer;

          third, an amount equal to the interest accrued in respect of all Loans during the preceding Settlement Period, plus the Prepayment Fee (if applicable) and the Commitment Fee accrued during the preceding Settlement Period, plus any portion of interest on the Loans, and any portion of any Commitment Fee not paid when due on any prior Settlement Date, shall be paid to Administrative Agent on behalf of the Lender;

          fourth, an amount equal to the yield accrued in respect of all Certificates during the preceding Settlement Period, plus any portion of yield on the Certificates not paid when due on any prior Settlement Date, shall be paid to the Administrative Agent on behalf of the Lender and GSS Holdings, Inc., as applicable;

          fifth, an amount equal to any other amounts due and owing to the Secured Parties pursuant to this Agreement shall be paid to the applicable Secured Parties;

          sixth, first, an amount equal to any unpaid Administrative Fees shall be paid to the Administrator and second, an amount equal to any unpaid Servicing Fees not otherwise paid pursuant to clause second above shall be paid to the Servicer; and

          seventh, all remaining amounts shall be paid to the Servicer as a supplemental servicing fee.

          (e)    Credit Balance Settlement Procedures.    Amounts on deposit in the Credit Balance Settlement Account (other than Cash Provision Fees) shall be withdrawn from the Credit Balance Settlement Account on each Business Day and disbursed at the direction of the Servicer to the applicable Persons or accounts identified in each of the following clauses, in the amounts required and according to the following order of priority:

          first, an amount equal to the Loan Amortization Amount for such date shall be paid to Administrative Agent on behalf of the Lender and shall be applied to the outstanding principal amount of the Loans;

          second, an amount equal to the Certificate Amortization Amount for such date shall be paid to the Administrative Agent on behalf of the Lender and GSS Holdings, Inc., as applicable, and shall be applied to the outstanding principal amount of the Certificates;

          third, an amount equal to any other amounts due and owing to the Secured Parties pursuant to this Agreement and not otherwise paid pursuant to clause fifth of Section 3.03(d) shall be paid to the applicable Secured Party; and

          fourth, prior to the Final Payout Date, any remaining amounts shall be transferred to one or more Disbursement Accounts for disbursement to Transportation Agents for redeployment in ATMs upon the direction of the Servicer, pursuant to the terms of this Agreement and the Depository Bank Agreements and, after the Final Payout Date, any remaining amounts shall be paid to Servicer as a supplemental servicing fee.

        SECTION 3.04    Letter of Credit Matters.

          (a)    Letter of Credit Matters.    On or prior to the initial Borrowing Date, TRM ATM shall deliver the Letter of Credit to the Collateral Agent as security for the performance of its duties hereunder as TRM ATM, as Servicer and as Administrator and as security for the Borrower's obligations to the Secured Parties hereunder.

          (b)    Drawings on Letter of Credit.    If by 12:00 noon (New York, New York time) on any Settlement Date, (i) the amount of Cash Provision Fees paid by TRM ATM to the Credit Balance Settlement Account is insufficient (as set forth on the most recent Servicing Report) to permit on such Settlement Date the distributions required by clauses second, third and fourth of Section 3.03(d) or (ii) the amount of collected funds on deposit on the Credit Balance Settlement Account is insufficient to permit on such Settlement Date the distribution required by clauses first and second of Section 3.03(e), then the Liquidity Agent shall direct the Collateral Agent to make a drawing on the Letter of Credit in an aggregate amount equal to the aggregate shortfall and apply the amounts received (x) first, in the case of a deficiency described in clause (i) above, to pay the amounts required by clauses second through fourth of Section 3.03(d) , and (y) second, in the case of a deficiency described in clause (ii) above, to the Credit Balance Settlement Account, such amount as shall be necessary to make the distributions required by clauses first and second of Section 3.03(e); provided that in the event there is more than one Letter of Credit outstanding the Liquidity Agent shall direct the Collateral Agent to make drawings on each such Letter of Credit in accordance with this Section 3.04 (b) pro rata based upon the Letter of Credit Stated Amount of each such Letter of Credit; and provided, further, that, notwithstanding the immediately preceding proviso, in the event there is outstanding on the date of any drawing both a Letter of Credit issued by Bank of America, N.A. and a Letter of Credit issued by KeyBank National Association, any drawings made in accordance with this Section 3.04 (b) shall be made first on the Letter of Credit issued by KeyBank National Association until the amount available for drawing thereunder is reduced to zero, and then any additional drawings made in accordance with this Section 3.04 (b) shall be made on the Letter of Credit issued by Bank of America.

          (c)  In the event that the short-term unsecured debt rating of ~~the~~ any Letter of Credit Bank falls below "P-1" by Moody's or "F1" by Fitch, then within two (2) Business Days after TRM ATM shall have received notice or shall have obtained actual knowledge of such event, TRM ATM shall notify the Administrative Agent and the Liquidity Agent, and TRM ATM shall, within twenty-one

  (21) Business Days after giving such notice, use all reasonable efforts to obtain a replacement letter of credit for the Letter of Credit issued by such downgraded Letter of Credit Bank, which new letter of credit shall be issued by a Qualified Letter of Credit Bank in an amount equal to the Letter of Credit Stated Amount of the Letter of Credit issued by such downgraded Letter of Credit Bank. If TRM ATM does not replace the Letter of Credit issued by such downgraded Letter of Credit Bank as aforesaid, the Liquidity Agent shall direct the Collateral Agent to make a drawing on ~~the~~ such Letter of Credit in an amount equal to the Letter of Credit Stated Amount thereof and deposit such amount into ~~the Reserve Account~~ a segregated trust account to be held and applied in accordance with Section 3.04(b).

          (d)  ~~If~~ Notwithstanding anything in Section 3.04(c), if the Collateral Agent has not received (i) from ~~the~~ any existing Letter of Credit Bank either (A) an amendment to the existing Letter of Credit issued by such Letter of Credit Bank extending the existing Letter of Credit Expiry Date thereof or (B) a new or replacement letter of credit reflecting such extension or (ii) a replacement Letter of Credit from a Qualified Letter of Credit Bank ~~in an amount equal to the Letter of Credit Stated Amount and~~, effective as of the Letter of Credit Expiry Date of ~~the~~ such existing Letter of Credit and in an amount such that the Aggregate Letter of Credit Amount is at least equal to the Letter of Credit Required Amount, in each case at least ~~two~~ five (~~2~~ 5) Business Days prior to the Letter of Credit Expiry Date of such existing Letter of Credit, then the Liquidity Agent shall direct the Collateral Agent to draw on ~~the~~ such Letter of Credit on the date ~~two~~ five (~~2~~ 5) Business Days prior to the Letter of Credit Expiry Date thereof, in an amount equal to the Letter of Credit Stated Amount thereof and deposit such amount in a segregated trust account to be held and applied in accordance with Section 3.04(b).

        SECTION 3.05    Payments and Computations, Etc.

          (a)    Payments.    All amounts to be paid or deposited by the Borrower, TRM ATM or the Servicer to any other Person hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York, New York time) on the day when due in lawful money of the United States of America in same day funds to the accounts specified by the applicable Secured Parties in writing.

          (b)    Late Payments.    Borrower, TRM ATM or Servicer, as applicable, shall, to the extent permitted by law, pay to the applicable Secured Party interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate (the "Default Rate"), payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

          (c)    Method of Computation.    All computations of interest, yield and any fees payable by Borrower or TRM ATM hereunder shall be calculated on the basis of a year of 360 days, for the actual days elapsed; provided, however, that interest or yield calculated at the Base Rate shall be on the basis of a year of 365 days for the actual number of days elapsed.

ARTICLE IV.

YIELD PROTECTION

        SECTION 4.01    [Reserved.]

        SECTION 4.02    Yield Protection.

          (a)  If after the date hereof (i) Regulation D of the Board of Governors of the Federal Reserve System or (ii) any Regulatory Change:

            (A)  shall subject an Affected Party to any tax, duty or other charge with respect to any Loan or Certificate owned or funded by it, or any obligations or right to make Loans or purchase Certificates or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any interest or principal owed with respect to Loans or Certificates funded in whole or in part by it or any other amounts due under this Agreement in respect of the Loans or Certificates owned or funded by it or its obligations or rights, if any, to make Loans, purchase Certificates or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America or by any jurisdiction in which such Affected Party is organized or maintains its principal executive office or an office from which it makes Loans); or

            (B)  shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest on the Loans or Certificates), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party (to the extent such Affiliate is providing funding, liquidity or credit enhancement for the Loans or Certificates), or credit extended by any Affected Party; or

            (C)  shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

            (D)  shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

            (E)  shall impose any other condition affecting any Loan or Certificate owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Loans, purchase Certificates or to provide funding therefor;

and the result of any of the foregoing is or would be

          (x)  to increase the cost to or to impose a cost on (I) an Affected Party funding, purchasing, making or maintaining any Loan or Certificate, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent or Liquidity Agent for continuing its or Borrower's relationship with Lender,

          (y)  to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement with respect thereto, or

          (z)  in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then ~~within thirty days~~ on the first Settlement Date after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

          (b)  Each Affected Party will promptly notify Borrower, the Liquidity Agent and the Administrative Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02. Failure or delay in giving such notification shall not constitute a waiver of such Affected Party's right to such compensation; provided that such Affected Party shall not be entitled to compensation under this Section 4.02 for any increased costs or reductions incurred or suffered with respect to any date unless such Affected Party shall have notified the Borrower not more than 90 days after the later of (i) such date and (ii) the date on which such Affected Party shall have become aware of such costs or reductions.

          (c)  In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Borrower a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Borrower.

          (d)  Upon receipt by an Affected Party of a refund or credit for any amounts indemnified by the Borrower under this Section 4.02, such Affected Party shall pay to Borrower an amount equal to the amount of such refund or credit plus any interest received by or credited to such Affected Party with respect to such refund or credit.

        SECTION 4.03    Funding Losses.    In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any liquidity funding under the Liquidity Agreement) as a result of (i) any payment being made on any day other than on a Settlement Date, or (ii) any Borrowing not being made in accordance with a request therefor under Section 1.02, then, upon written notice from the Administrative Agent or the Liquidity Agent to Borrower and Servicer, Borrower shall pay to the applicable Affected Party the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Borrower.

        SECTION 4.04    Taxes.    Any and all payments by the Borrower, the Administrator or the Servicer hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed by the state or foreign jurisdiction under the laws of which the payee is organized or conducts business or any political subdivision thereof, and also not including such amounts resulting from any income tax filing by Certificateholders inconsistent with the characterization of advances by the Borrower to TRM ATM as a loan or series of loans for federal income tax purposes other than any such filing required by any taxing authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower, the Administrator or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender or the Administrative Agent, (i) the Borrower, the Administrator or the Servicer, as the case may be, shall make an additional payment to the payee in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this section), the payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, the Administrator or the Servicer, as the case may be, shall make such deductions and (iii) the Borrower, the Administrator or the

Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lender in connection with this Agreement or the funding or maintenance of the Loans and/or Certificates hereunder, the Lender is required to compensate a bank or other financial institution providing such liquidity support, credit enhancement or other similar support in respect of taxes under circumstances similar to those described in this section then upon written demand by the Lender, the Borrower, the Administrator or the Servicer shall pay to the Lender such additional amount or amounts as may be necessary to reimburse such Lender for any amounts paid by it.

ARTICLE V.

CONDITIONS OF BORROWINGS

        SECTION 5.01    Conditions Precedent to Initial Borrowing.    The initial Borrowing hereunder is subject to the condition precedent that each of the Administrative Agent and the Liquidity Agent shall have received, on or before the date of such Borrowing, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent and the Liquidity Agent:

          (a)  A copy of the approval of the Board of Directors of the Servicer approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (b)  A good standing certificate for Borrower issued by the Secretary of State of Delaware and a status certificate for the Servicer issued by the Secretary of State of Oregon;

          (c)  A certificate of the Secretary or Assistant Secretary of the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Liquidity Agent may conclusively rely until such time as they shall receive a revised certificate meeting the requirements of this subsection (c));

          (d)  Execution copies of the organizational documentation of Borrower and copies of the articles of incorporation and bylaws of Servicer, certified by the Secretary or Assistant Secretary of the Servicer;

          (e)  Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Borrowing, naming Borrower as the debtor and the Collateral Agent as the secured party describing all of the assets of the Borrower filed in the states of Delaware and Oregon; copies of search reports listing all effective financing statements that name Borrower as debtor and that are filed in the jurisdictions in which filings were made pursuant to the preceding clause and any other instruments or documents as may be necessary or desirable (in the opinion of the Administrative Agent or the Liquidity Agent) to perfect the Collateral Agent's interest in all Pool Assets; acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Borrowing, naming TRM ATM as the debtor, the Borrower as the Secured Party and the Collateral Agent as assignee in the state of Oregon; copies of search reports listing all effective financing statements that name TRM ATM as debtor and that are filed in Oregon;

          (f)    Favorable opinions of Stoel Rives LLP, counsel to Borrower and Servicer, regarding such items as non-consolidation and perfection of security interests, a favorable opinion of Mayer,

  Brown & Platt regarding enforceability and a favorable opinion of counsel to the Indenture Trustee regarding the enforceability of the Trust Agreement and other items;

          (g)  Such powers of attorney as ~~the Collateral Agent~~ shall ~~reasonably~~ be ~~request~~ necessary to enable the Collateral Agent to collect all Cash and all other Pool Assets;

          (h)  The Note and the Certificates, duly executed by Borrower;

          (i)    The Letter of Credit;

          (j)    A pro forma Servicing Report, prepared in respect of the proposed initial Borrowing;

          (k)  The Liquidity Agreement, duly executed by Lender, the Liquidity Agent, each Liquidity Provider and the other parties thereto;

          (l)    Letters from the rating agencies then rating the Commercial Paper Notes confirming that the existing ratings of the Commercial Paper Notes will remain in effect after giving effect to the transactions contemplated hereby;

          (m)  Execution copies of all agreements entered into by TRM ATM relating to the ATMs and the transportation of the Cash, including, without limitation, copies of the executed Cash Replenishment Services Supplement, MAS Processing Letter Agreement, Addendum to Armored Car Carrier Agreement and Depository Bank Agreement;

          (n)  Proof of insurance reasonably acceptable to the Administrative Agent, the Liquidity Agent, Fitch and Moody's, covering any theft, destruction, or other loss of Cash while such Cash is located in an ATM or in the possession or care of a Transportation Agent naming the Collateral Agent as loss payee;

          (o)  the transaction represented by the Transaction Documents shall achieve a "shadow" rating of at least "A" by Fitch; and

          (p)  Such other documents, opinions and certificates as the Administrative Agent or the Liquidity Agent may reasonably request.

        SECTION 5.02    Conditions Precedent to All Borrowings.    Each Borrowing (including the initial Borrowing) hereunder shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and Borrower by accepting the amount of such Borrowing shall be deemed to have certified that):

          (a)  the representations and warranties contained in Sections 6.01 and 6.02 are correct in all material respects on and as of such day as though made on and as of such day (and shall be deemed to have been made on such day),

          (b)  no event has occurred and is continuing, or would result from such Borrowing, that constitutes an Event of Default, Servicer Event of Default or Unmatured Event of Default,

          (c)  after giving effect to each proposed Borrowing, (i) no Borrowing Base Deficiency will exist and (ii) the Aggregate Letter of Credit ~~Stated~~ Amount is at least equal to the Letter of Credit Required Amount,

          (d)  the Termination Date has not occurred,

          (e)  the Administrator shall have delivered, on behalf of the Borrower, an executed Borrowing Notice (certified by the Controller or Chief Financial Officer of the Administrator) to the Administrative Agent,

          (f)    the Servicer shall have delivered to the Administrative Agent and the Liquidity Agent (I) a current list stating: (i) the identity of each Transportation Agent (with a contact person and telephone number) and each Armored Car Carrier, and (ii) the identity of each Processing Agent (with a contact person and telephone number) and (II) execution copies of all agreements relating to the ATMs or the transportation of Cash and proof of the required insurance relating to any new Transportation Agents, Armored Car Carriers or Processing Agents,

          (g)  the Servicer shall have delivered to the Administrative Agent and the Liquidity Agent copies of such executed written consents and waivers from third parties as ~~the Collateral Agent may reasonably request~~ shall be necessary to ensure the Collateral Agent's or each Transportation Agent's unfettered access to the Cash;

          (h)  no law, rule or regulation shall prohibit and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin the making of such Borrowing; and

          (i)    the Administrative Agent and Liquidity Agent shall have received such other approvals, opinions and documents as they may reasonably request.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

        SECTION 6.01    Representations and Warranties of Borrower.    Borrower represents and warrants as follows:

          (a)    Organization and Good Standing.    It has been duly formed and is validly existing as a business trust in good standing under the laws of the State of Delaware.

          (b)    Due Qualification.    It is duly qualified to do business as a foreign entity in good standing (if applicable), and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to obtain such qualifications, licenses or approvals could reasonably be expected to have a Material Adverse Effect.

          (c)    Power and Authority; Due Authorization.    It (i) has all necessary power, authority and legal right to (A) own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, (B) execute and deliver the Transaction Documents to which it is a party, (C) carry out the terms of the Transaction Documents, and (D) borrow the Loans, issue the Certificates and grant a security interest in its assets on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the borrowing of the Loans, the issuance of the Certificates and the granting of the security interest in its assets on the terms and conditions herein provided.

          (d)    Binding Obligations.    Each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e)    No Conflict.    The consummation of the transactions contemplated by the Transaction Documents and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documentation, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or (iii) violate any Applicable Law applicable to it or any of its properties.

          (f)    No Proceedings.    There are no proceedings or investigations pending or, to the best of its knowledge, threatened before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (g)    Judgments.    No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and to Borrower's knowledge no threat by any person has been made that could be expected to result in any such decision that would prevent, it from conducting a significant part of its business operations.

          (h)    Government Approvals.    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of any Transaction Document (other than the financing statements referred to in Section 5.01(e)).

          (i)    Financial Condition.    Since the date of its organization, there has been no material adverse change in the financial condition, business, business prospects or operations of the Borrower.

          (j)    Margin Regulations.    The use of funds obtained by Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (k)    Perfected Interest.    Each Pool Asset is owned by Borrower free and clear of any Lien other than any Lien created under the Transactions Documents for the benefit of the Collateral Agent. Except for the filing of the financing statements referred to in Section 5.01, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Collateral Agent in the assets of Borrower. No financing statement or other instrument similar in effect covering any asset of Borrower or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by Collateral Agent or (ii) in favor of the Collateral Agent, for the benefit of the Secured Parties.

          (l)    Accurate Information.    No Servicing Reports or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Borrower or the Administrator to the Administrative Agent or Liquidity Agent in connection with any of the Transaction Documents was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent or Liquidity Agent at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (m)    Offices.    The chief place of business and chief executive office of Borrower are located at the address of Borrower identified on the signature pages hereof and the offices where Borrower keeps all its books, records and documents are located at such address (or at such other locations, notified to the Administrative Agent and the Liquidity Agent in accordance with Section 7.01(d), in jurisdictions where all action necessary to maintain the Collateral Agent's first priority perfected interest in the assets of Borrower has been taken and completed).

          (n)    Capital of Borrower.    Borrower is solvent and has adequate capital for its business and undertakings.

          (o)    Investment Company Act.    Borrower is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

          (p)    Legal Names.    Borrower has not been known by any legal name, and has used no trade names, other than the name set forth on the signature page hereto and has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure.

          (q)    Taxes.    Borrower has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed. Borrower has paid or made adequate provisions for the payment of all taxes and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Borrower), and no tax lien has been filed and, to Borrower's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

        SECTION 6.02    Representations and Warranties of the Servicer and TRM ATM.    Each of the Servicer and TRM ATM represents and warrants as follows:

          (a)    Organization and Good Standing.    It has been duly organized and is validly existing as a corporation under the laws of the state of its formation.

          (b)    Due Qualification.    It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to obtain such qualification, licenses or approvals could reasonably be expected to have a Material Adverse Effect.

          (c)    Power and Authority; Due Authorization.    It (i) has all necessary power, authority and legal right to (A) own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, (B) execute and deliver the Transaction Documents to which it is a party, and (C) carry out the terms of the Transaction Documents, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the other Transaction Documents to which it is a party.

          (d)    Binding Obligations.    Each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e)    No Violation.    The consummation of the transactions contemplated by the Transaction Documents and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documentation or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or (iii) violate any Applicable Law applicable to it or any of its properties.

          (f)    No Proceedings.    There are no proceedings or investigations pending or, to the best of its knowledge, threatened before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, or (iii) seeking any determination or ruling that might have a Material Adverse Effect.

          (g)    Government Approvals.    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of any Transaction Document.

          (h)    Judgments.    No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and to the TRM ATM's knowledge no threat by any person has been made that could be expected to result in any such decision that would prevent, it from conducting a significant part of its business operations.

          (i)    Accurate Information.    No Servicing Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of TRM ATM or its Affiliates to the Administrative Agent or the Liquidity Agent in connection with any of the Transaction Documents was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent and the Liquidity Agent at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (j)    Offices.    The chief place of business and chief executive office of TRM ATM are located at the address of TRM ATM identified on the signature pages hereof, and the offices where TRM ATM keeps all its books, records and documents are located at such addresses (or at such other locations, notified to the Administrative Agent and the Liquidity Agent at least 30 days' prior to any such change).

          (k)    Servicing Programs.    No license or approval is required for the Collateral Agent's use of any program used by Servicer in the servicing of the Assets Pool, other than those which have been obtained (and are assignable by the Servicer to the Collateral Agent or a successor Servicer) and are in full force and effect.

          ~~(l)    Year 2000 Compatibility. —    All hardware and software used by Servicer in connection with its duties hereunder and under the transaction documents are Year 2000 Compatible. For purposes of this Agreement, "Year 2000 Compatible" means that neither performance nor functionality is affected by dates prior to, during, spanning or after January 1, 2000, and shall include, but not be limited to: (i) accurately processing date/time data from, interim between the 20th and 21st centuries in the years 1999 and 2000 and the leap year calculations; (ii) functioning without error, interruption, or decreased performance relating to such date/time data; (iii) accurately processing such date/time data when used in combination with other technology; (iv) accurate date/time data century recognition; and (v) processing, storing, receiving and outputting all date/time in a format that accurately indicates the century of the date/time data.~~

          (l)    ~~(m)~~ Taxes.    Servicer has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed. Servicer has paid or made adequate provisions for the payment of all taxes and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Servicer), and no tax lien has been filed and, to Servicer's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

            (m)    ~~(n)~~ Perfected Interest.    Except for the filing of the financing statements referred to in Section 5.01, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Borrower (and the Collateral Agent as assignee of Borrower) in TRM ATM's right, title and interest in and to the ATM Fees. No financing statement or other instrument similar in effect covering TRM ATM's right, title and interest in and to the ATM Fees is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by Collateral Agent or (ii) in favor of the Borrower and assigned to Collateral Agent, for the benefit of the Secured Parties.

            (n)    ~~(o)~~ Financial Condition.    Since December 31, ~~1999,~~  2000, there has been no material adverse change in its financial condition, business, business prospects or operations.

ARTICLE VII.

GENERAL COVENANTS OF BORROWER

        SECTION 7.01    Affirmative Covenants of Borrower.    From the date hereof until the Final Payout Date, Borrower will, unless the Administrative Agent and the Liquidity Agent shall otherwise consent in writing:

          (a)    Compliance with Laws, Etc.    Comply in all material respects with all Applicable Laws, including, without limitation, those with respect to the Assets Pool.

          (b)    Preservation of Existence.    Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing (if applicable) as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

          (c)    Audits.    (i) At any time and from time to time during regular business hours, permit the Administrative Agent, the Liquidity Agent and any of their respective agents or representatives, (A) to examine and make copies of and abstracts from all Borrower's books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Borrower, and (B) to visit the offices and properties of Borrower for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to the Assets Pool or Borrower's performance hereunder with any of the officers or employees of Borrower having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on reasonable request of the Administrative Agent or the Liquidity Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent and the Liquidity Agent to conduct, at the ~~Administrative Agent~~ Administrator's ~~or the Liquidity Agent's, as applicable,~~ expense once in each fiscal quarter, unless an Event of Default shall have occurred and be continuing in which case the reviews will be at the expense of the Administrator and as frequent as reasonably necessary, a review of Borrower's books and records.

          (d)    Location of Records.    Keep its chief place of business and chief executive office, and the offices where it keeps its records, at the address of Borrower referred to in Section 6.01(m) or, upon 30 days' prior written notice to the Administrative Agent and the Liquidity Agent, at such other locations in jurisdictions where all action required to maintain the Collateral Agent's first priority perfected interest in the assets of Borrower shall have been taken and completed.

          (e)    Keeping of Records and Books of Account.    Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Assets in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of the outstanding Pool Assets).

          (f)    Use of Funds.    Apply all Loan and Certificate proceeds solely to provide cash to TRM ATM pursuant hereto.

        SECTION 7.02    Reporting Requirements of Borrower.    From the date hereof until the Final Payout Date, Borrower will (or will cause the Servicer to), unless the Administrative Agent and the Liquidity Agent shall otherwise consent in writing, furnish to the Administrative Agent and the Liquidity Agent:

          (a)    Quarterly Financial Statements.    As soon as available and in any event within 45 days after the end of each ~~of the first three quarters~~ quarter of each fiscal year of Borrower, copies of the financial statements of Borrower prepared in conformity with GAAP (except as to the absence of footnotes), duly certified by the Borrower;

          (b)    Annual Financial Statements.    As soon as available and in any event within ~~90~~ 120 days after the end of each fiscal year of Borrower, copies of the audited financial statements of Borrower prepared in conformity with GAAP, duly certified by independent certified public accountants of recognized standing selected by Borrower;

          (c)    ERISA.    Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which Borrower files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Borrower receives from the Pension Benefit Guaranty Corporation;

          (d)    Event of Defaults.    Immediately upon becoming aware of the existence of any Event of Default or Unmatured Event of Default, a written statement of an officer of Borrower setting forth details of such event and the action that Borrower proposes to take with respect thereto;

          (e)    Termination of Other Agreements.    Immediately upon receiving notice of, or becoming aware of, the cancellation or termination of any Armored Car Carrier Addendum, Automated Teller Machine Cash Services Agreement, Depository Bank Agreement, Processing Services Agreement or insurance policy covering the Cash, a copy of such notice or notice of such cancellation or termination;

          (f)    Litigation and Insurance Claims.    As soon as possible and in any event within three Business Days of Borrower's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect, (ii) any material adverse development in previously disclosed litigation and (iii) any material losses with respect to any Cash for which claims have been or will be made by Borrower, the Servicer or any Transportation Agent; and

          (g)    Other.    Promptly, from time to time, such other information, documents, records or reports with respect to the assets of Borrower or the condition or operations, financial or otherwise, of Borrower as the Administrative Agent or the Liquidity Agent may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

        SECTION 7.03    Negative Covenants of Borrower.    From the date hereof until the Final Payout Date, Borrower will not, without the prior written consent of the Administrative Agent and the Liquidity Agent:

          (a)    Sales, Liens, Etc.    Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than liens created under the Transaction Documents) upon or with respect to, any of the assets of Borrower (including, without limitation, the Pool Assets), or any interest therein, or any account to which any Collections of any Pool Asset are sent, the Credit Balance Settlement Account, any Disbursement Account or any right to receive income or proceeds from or in respect of any of the foregoing.

          (b)    Mergers, Acquisitions, Sales, etc.    Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets to another Person.

          (c)    Incurrence of Indebtedness.    Incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) current accounts payable arising under the Transaction Documents and (ii) the Loans.

          (d)    Trust Interests.    Issue or register the transfer of any of its Certificates to any Person other than a Secured Party.

          (e)    Conduct of Business.    Engage in any business or activity other than the provision of Cash to TRM ATM and other activities necessary or incidental thereto.

          (f)    Organizational Documentation.    Amend or revoke its organizational documentation.

          (g)    Change of Name.    Change its name or corporate structure unless it has (i) given the Administrative Agent and the Liquidity Agent at least 30 days' prior written notice thereof and (ii) executed, delivered and filed such amendments to the UCC financing statements filed in connection herewith as the Administrative Agent and the Liquidity Agent may request, and take such other actions as are necessary or advisable to continue the perfection of the Collateral Agent's interest in the assets of Borrower.

          (h)    Limitation on Cash in Transit.    Allow any amount of Cash greater than the amount for which Borrower is insured under approved insurance policies to be in the possession of the Transportation Agents, in the aggregate, at any one time.

          (i)    Other Agreements.    Enter into any Armored Car Carrier Addendum, Automated Teller Machine Cash Services Agreement, Processing Services Agreement, Depository Bank Agreement or any other agreement which has not been approved by the Administrative Agent and the Liquidity Agent (including, without limitation, approval of the proposed parties to such agreements), which approval shall not be unreasonably withheld; provided, that Borrower may enter into approved Automated Teller Machine Cash Services Agreements with Qualified Transportation Agents.

        SECTION 7.04    Covenants of TRM ATM.    From the date hereof until the Final Payout Date, TRM ATM will, unless the Administrative Agent and the Liquidity Agent shall otherwise consent in writing:

          (a)    Preservation of Existence.    Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect. The Servicer shall comply with all applicable rules, guidelines and operating procedures of any Network applicable to the ATMs and shall be responsible for all fines, penalties or other amounts payable by it to such Network or any member or participant thereof as a result of any failure to so comply or otherwise. The Servicer shall perform all of its obligations under each Automated Teller Machine Cash Services Agreement, Processing Services Agreement and each other agreement relating to the ATMs.

          (b)    Compliance with Laws.    Comply in all material respects with all Applicable Laws.

          (c)    Audits.    (i) At any time and from time to time during regular business hours, permit (and cause any sub-servicer to permit) Borrower, the Administrative Agent, the Liquidity Agent and any of their respective agents or representatives, (A) to examine and make copies of and abstracts from all Servicer's books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Servicer relating to the Assets Pool and (B) to visit the offices and properties of Servicer for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to the Assets Pool or Servicer's performance hereunder with any of the officers or employees of Servicer having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on reasonable request of Borrower, the Administrative Agent or the Liquidity Agent, permit certified public accountants or other auditors acceptable to the Borrower, the Administrative Agent or the Liquidity Agent to conduct, at ~~Borrower~~ Servicer's~~, the Administrative Agent's or the Liquidity Agent's, as applicable,~~ expense ~~once~~, not more than twice in each fiscal ~~quarter~~ year, unless an Event of Default shall have occurred and be continuing in which case the reviews will be at the expense of the Servicer and as frequent as reasonably necessary, a review of Servicer's books and records with respect to the Assets Pool.

          (d)    UCC Financing Statements.    File such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement to maintain the first priority perfected security interest of the Collateral Agent in the assets of Borrower which may be perfected by the filing of UCC financing statements. Not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than liens created under the Transaction Documents) upon or with respect to, TRM ATM's right, title and interest in and to the Pool Assets, the ATM Fees, or any interest therein, or any account to which any Pool Assets or the ATM Fees are sent. Not change its name or corporate structure unless it has (i) given the Administrative Agent and the Liquidity Agent at least 30 days' prior written notice thereof and (ii) executed, delivered and filed such amendments to the UCC financing statements filed in connection herewith as the Administrative Agent and the Liquidity Agent may request, and take such other actions as are reasonably necessary or advisable to continue the perfection of the Collateral Agent's interest in the ATM Fees and the Pool Assets.

          (e)    Notice.    Deliver to the Administrative Agent and the Liquidity Agent:

            (i)    immediately upon becoming aware of the existence of any Event of Default, Servicer Event of Default or Unmatured Event of Default, written notice describing its nature and period of existence and what action Servicer is taking or proposing to take with respect thereto;

            (ii)  as soon as possible or in any event within five (5) Business Days of Servicer's knowledge thereof, notice of any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and any material adverse development in previously disclosed litigation;

            (iii)  promptly, from time to time, such other information, documents, records or reports respecting the Assets Pool or condition or operations, financial or otherwise, of Servicer as the Administrative Agent or the Liquidity Agent may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement~~,~~;

            (iv)  promptly upon the execution thereof, copies of all Automated Teller Machine Cash Services Agreements, Processing Services Agreements and other agreements relating to the ATMs entered into by the Servicer in accordance with this Agreement~~, and~~;

            (v)  immediately upon becoming aware of any cancellation or termination of any Automated Teller Machine Cash Services Agreement, Depository Bank Agreement or Processing Services Agreement to which the Servicer is a party, written notice of such cancellation or termination~~.~~; and

            (vi)  promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports that TRM ATM or TRM files with the Securities and Exchange Commission.

          (f)    Quarterly and Annual Financial Statements.    Furnish to the Administrative Agent and the Liquidity Agent:

            (i)    As soon as available and in any event within 45 days after the end of each ~~of the first three quarters~~ quarter of each fiscal year of TRM ATM, copies of the consolidated financial statements of TRM Corporation prepared in conformity with GAAP (except as to the absence of footnotes), duly certified by the chief financial officer of the Servicer; and

            (ii)  As soon as available and in any event within ~~90~~ 120 days after the end of each fiscal year of TRM Corporation, copies of the audited consolidated financial statements of TRM Corporation prepared in conformity with GAAP, duly certified by independent certified public accountants of recognized standing selected by the Servicer;

          (g)    Other Agreements.    Only enter into Automated Teller Machine Cash Services Agreements, Processing Services Agreements, Depository Bank Agreements and other agreements with respect to the ATMs which have been approved by the Administrative Agent and the Liquidity Agent (including, without limitation, approval of the proposed parties to such agreements), which approval shall not be unreasonably withheld; provided, that TRM ATM may enter into approved Automated Teller Machine Cash Services Agreements with Qualified Transportation Agents.

          (h)    Exxon Agreement.    Not to permit Cash in excess of ~~$100,000~~ 175,000 in the aggregate to be placed in ATMs subject to that certain agreement with Exxon Company~~.~~ U.S.A. dated as of September 15, 1999 until such time as such agreement is amended to the satisfaction of the Administrative Agent and the Liquidity Agent.

          (i)    Notice of Financing Defaults.    Deliver a notice to the Administrative Agent and the Liquidity Agent within one Business Day of (A) becoming aware of any "default", "event of default" or other similar event (including any event which with the lapse of time or giving of notice or both would become such a "default", "event of default" or other similar event) (an "ATM Financing Default") under any agreement pursuant to which TRM ATM finances or leases an ATM or (B) receipt of notice from any ATM Lender of a notice of an ATM Financing Default under any agreement pursuant to which TRM ATM finances or leases an ATM, in each case, without giving effect to any cure periods set forth in such agreements. Such notice shall include a description of the applicable event, a copy of the notice, if any, received from the applicable ATM Lender, and a description of the steps being taken or to be taken in response to such event.

          (j)    Keeping of Records and Books of Account.    Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Assets in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of the outstanding Pool Assets).

        SECTION 7.05    Separate Existence.    Borrower hereby acknowledges that the Secured Parties are entering into the transactions contemplated by the Transaction Documents in reliance upon Borrower's identity as a legal entity separate from TRM and its Affiliates. Therefore, from and after the date hereof, Borrower and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or the Liquidity Agent to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of Borrower and Servicer shall take such actions as shall be required in order that:

          (a)  Borrower will be a business trust whose primary activities are restricted in its organizational documentation and whose purposes include borrowing funds from Lender and using such funds to provide Cash to TRM ATM, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b)  Any employee, consultant or agent of Borrower will be compensated from Borrower's funds for services provided to Borrower. Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents, which servicer will be fully compensated for its services by payment of the Servicing Fee;

          (c)  Borrower will not incur any material indirect or overhead expenses for items shared with Servicer (or any other Affiliate thereof) which are not reflected in the Servicing Fee. To the extent, if any, that Servicer (or any Affiliate thereof) shares with Borrower items of expense not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

          (d)  Except as provided in the Administration Agreement, Borrower's operating expenses will not be paid by Servicer or any other Affiliate thereof;

          (e)  Borrower will have its own mailing address and stationery separate from those of any other Person other than the Owner Trustee;

          (f)    Borrower's books and records will be maintained separately from those of any other Person;

          (g)  All financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and (B) Borrower is a separate entity with creditors who have received security interests in Borrower's assets;

          (h)  Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

          (i)    Borrower will strictly observe trust formalities in its dealings with Servicer and any Affiliate thereof, and funds or other assets of Borrower will not be commingled with those of any other Person. Borrower shall not maintain joint bank accounts or other depository accounts to which any other Person has independent access (other than in accordance with the Transaction Documents). Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any other Person; and

          (j)    Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person. Borrower will immediately correct any known misrepresentation with respect to the foregoing, and it will not operate or purport to operate as an integrated single economic unit with respect to or in its dealing with any other Person.

ARTICLE VIII.

ADMINISTRATION AND COLLECTION

        SECTION 8.01    Servicer to Act.    Borrower hereby appoints TRM ATM as Servicer to perform the duties with respect to the provision of Cash to ATMs as contemplated by this Agreement. Such services shall include: (i) entering into and enforcing the Servicer's and Borrower's rights under Automated Teller Machine Cash Services Agreements, Armored Car Carrier Addendums, Processing Service Agreements and any other agreements necessary to provide cash for the ATMs, (ii) making claims under any insurance policies covering the Cash, (iii) preparing reports with respect to the ATM Fee Settlement Account, Credit Balance Settlement Account and Disbursement Accounts activity and Cash maintenance, (iv) maintaining a list of (A) the location of each ATM receiving Cash, (B) each Transportation Agent (with a contact person and telephone number), and (C) each Processing Agent (with contact person and telephone number), (v) maintaining records with respect to the amount of Cash located in each ATM at any time and (vi) instructing the Administrative Agent and the Collateral Agent, as applicable, as to which Disbursement Accounts Cash is to be deposited for distribution to the applicable Transportation Agents. The Servicer covenants and agrees that under no circumstances will it direct any Cash to be deposited into any account other than a Disbursement Account or the Credit Balance Settlement Account. In addition, no transportation agent, depository bank, armored car carrier or processing agent shall be utilized by the Servicer unless such Person has been approved in writing by the Administrative Agent and the Liquidity Agent (such approval shall not be unreasonably withheld) and otherwise satisfies the definition of "Transportation Agent," "Depository Bank," "Armored Car Carrier" and "Processing Agent," as applicable; provided, that TRM ATM may enter into approved Automated Teller Machine Cash Services Agreements with Qualified Transportation Agents~~.~~; and provided, further, however, that upon the occurrence of an NCR Event, NCR shall be deemed not to be a Qualified Transportation Agent, any prior approval that may have been given by the Administrative Agent or the Liquidity Agent with respect to NCR shall be revoked and the Servicer shall replace NCR, in each of the above capacities in which NCR is at such time acting, within 120 days of its knowledge of such NCR Event with a Person otherwise meeting the requirements of this Section 8.01. The Servicer shall perform, and shall have full power and authority to perform, subject to the requirements and limitations set forth in this Agreement, any and all things in connection with such servicing that are consistent with all Applicable Laws and consistent with customary practices of servicers performing similar functions, but in performing its duties hereunder, the Servicer will act on behalf of and for the benefit of Borrower and the Secured Parties. If any Processing Agent is Disconnected for more than 48 consecutive hours, the Servicer shall instruct all Transportation Agents servicing ATMs for which such Processing Agent is acting as "Processing Agent" to cease depositing Cash in such ATMs and remove all Cash from such ATMs on the earlier of (i) two (2) Business Days prior to the next Settlement Date and (ii) the next cycled service visit to such ATM and deposit such Cash in the Credit Balance Settlement Account.

        SECTION 8.02    Insurance.    The Servicer shall maintain, or cause to be maintained for Borrower's account, with respect to the Cash insurance covering losses resulting from ATM malfunction, theft, fraud, fire, and any other items as may be reasonably requested by the Administrative Agent or the Liquidity Agent in the amounts specified in ~~Exhibit~~ Schedule ~~8.02.~~ II. ~~The~~ Such ~~Servicer~~ policy shall name the Collateral Agent, for the benefit of the Secured Parties, as the loss payee. In addition, the Servicer shall maintain with respect to Servicer's officers and directors one or more D&O insurance policies with an aggregate amount of coverage equal to not less than (i) at all times prior to July 1, 2002, $15,000,000 and (ii) at all times on and after July 1, 2002, the lesser of (a) the Facility Limit and (b) the product of (x) the Aggregate Letter of Credit Amount multiplied by (y) 20. The Servicer shall (i) cause ~~such~~ each of the insurance policies identified above to be issued by reputable insurance companies with claims paying ratings of at least "A" by Standard & Poor's and "Aa1" by Moody's~~. In addition, the Servicer shall~~ and (ii) cause each such insurance policy to provide that ~~(i)~~ it may not be cancelled, amended or terminated without at least 30 days prior written notice to Borrower and the Collateral Agent ~~and (ii) the Collateral Agent, for the benefit of the Secured Parties, is the loss payee~~. The Servicer shall promptly file and shall diligently pursue any claims with respect to the Cash with the applicable insurer, and shall deposit all proceeds received in connection therewith in the Credit Balance Settlement Account within one (1) Business Day of receipt. Upon any failure of the Servicer to take any such actions, the Collateral Agent shall have the right to take any such actions in its place and stead and shall, at the direction of the Administrative Agent, take any such actions in its place and stead, and the Servicer shall cooperate with the Collateral Agent in taking any such action. Within three (3) Business Days of obtaining knowledge of any loss with respect to the Cash which is required to be covered by insurance pursuant to this Agreement, the Servicer shall deposit the full amount of such loss into the Credit Balance Settlement Account. Upon receipt by the Servicer or the Collateral Agent of the proceeds of any claim made with respect to any such loss for which the Servicer has advanced a loss payment pursuant to the preceding sentence, such proceeds shall be paid to the Servicer in reimbursement of its payment and shall not constitute Collections to be distributed in accordance with Section 3.03. Each of the Borrower and the Servicer covenants and agrees not to amend or terminate any such insurance policy without the prior written consent of the Liquidity Agent.

        SECTION 8.03    Reporting.    The Servicer shall deliver to Borrower, the Administrative Agent and the Liquidity Agent the following:

          (i)    On the ~~third Business Day prior to each Settlement Date~~ fifth day of each calendar month, or if any such day is not a Business Day, the next Business Day (the "Reporting Date"), a report substantially in the form of Exhibit 8.03(i) (a "Servicing Report"), including a confirmation of all Borrowing Notices for the preceding ~~Settlement~~ calendar ~~Period~~ month;

          (ii)  At least weekly and simultaneous with its distribution to NCR ~~Corporation~~ (or any other Qualified Transportation Agent) (to ensure the simultaneous delivery, such report must indicate on its face (i.e., be addressed to the applicable Qualified Transportation Agent) or the delivery method must indicate (i.e., the electronic report indicates multiple addressees) that it is being sent to such Qualified Transportation Agent) an electronic report indicating the identifying number and location of all ATMs scheduled for installation, the respective ATM Lenders for such ATMs, if any, the respective cash deposit and all other information set forth on the form of Exhibit 8.03 (ii) (an "ATM Installation Report");

          (iii)  At least weekly and simultaneous with its distribution to NCR ~~Corporation~~ (or any other Qualified Transportation Agent) (to ensure the simultaneous delivery, such report must indicate on its face (i.e., be addressed to the applicable Qualified Transportation Agent) or the delivery method must indicate (i.e., the electronic report indicates multiple addressees) that it is being sent to such Qualified Transportation Agent), an electronic report indicating the identifying number and location of all ATMs scheduled for removal from their present locations, the respective ATM Lenders for such ATMs, if any, and all other information set forth on the form of Exhibit 8.03 (iii) (an "ATM Removal Report");

          (iv)  At least weekly and simultaneous with the delivery of each ATM Installation Report and ATM Removal Report, an electronic report indicating the locations of all ATMs, the cash inventory and all other information set forth on the form of Exhibit 8.03 (iv) (a "Cash Inventory Report"); and

          (v)  Such other information as may be reasonably requested from time to time by Borrower, the Administrative Agent or the Liquidity Agent.

        SECTION 8.04    Books and Records.    The Servicer shall keep and maintain, or cause to be kept and maintained, accurate and complete books and records for Borrower.

        SECTION 8.05    Servicer Representations.    The Servicer covenants and agrees that each delivery of a Servicing Report shall be deemed to be a representation and warranty by the Servicer that (i) all information in such Servicing Report is true and accurate in all material respects, (ii) the Servicer is in compliance with all of its agreements and covenants set forth in the Transaction Documents, (iii) no Servicer Event of Default or Event of Default has occurred and is continuing, and (iv) the representations and warranties of the Servicer contained in the Transaction Documents (including, without limitation, Section 7.05 of the Loan and Servicing Agreement) are true and correct in all material respects as if made on the date of the execution of such Servicing Report.

        SECTION 8.06    Costs of Servicing; Servicer's Fee.    (a) Costs of Servicing. All costs of servicing in the manner required by this Article VIII shall be borne by the Servicer. The Servicer shall be entitled to receive the servicing fee (the "Servicing Fee") in the amount described in Section 8.06(b).

          (b)    Servicer's Fee.    The amount of the Servicing Fee which the Servicer shall be entitled to receive on each Cash Provision Fee Payment Date shall be determined by multiplying the average Borrowing Base during the Settlement Period ending on such Settlement Date times 1.00% times 1/52.

        SECTION 8.07    Successor Servicer.    Upon the occurrence of any Servicer Event of Default, the Termination Date, or any Event of Default, the Collateral Agent ~~may~~ shall (i) if so directed by the Administrative Agent, designate a new Servicer for purposes of liquidating the facility and give notice to Servicer that a new Servicer has been designated for such purposes or (ii) if so directed by the Administrative Agent, give notice to Servicer that no new Servicer has been appointed by the Collateral Agent and that the Collateral Agent will assume all of the rights and responsibilities of the Servicer hereunder for purposes of liquidating the facility. Upon receipt by Servicer of ~~such~~ any notice in accordance with clause (i) or (ii) above, it shall terminate its activities as Servicer hereunder in a manner that the Collateral Agent believes will facilitate the transition of the performance of such activities to a new Servicer or the Collateral Agent, as the case may be. Any new Servicer must agree in writing to perform the duties and obligations of the "Servicer" pursuant to the terms hereof. The Collateral Agent shall provide each Rating Agency with notice of any change in the Servicer.

        The Servicer hereby agrees to cooperate with the Collateral Agent and any successor to the Servicer appointed in accordance herewith in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the Collateral Agent or any successor to the Servicer, including, without limitation, the transfer to the Collateral Agent or to the successor to the Servicer, as applicable, for administration by it of all Cash which shall at the time be held by the Servicer or thereafter received with respect to the Assets Pool. In addition, upon the appointment of any successor Servicer or the assumption by the Collateral Agent of the Servicer's rights and responsibilities hereunder, the Servicer shall obtain and/or assign to the Collateral Agent or such successor any license or approval required for the use of any program used by the Servicer in the servicing of the Assets Pool. The Servicer hereby designates the Collateral Agent or any successor to the Servicer as its agent and attorney-in-fact to execute transfers of financing statements and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder.

        SECTION 8.08    Bailee for Lender.    The Servicer hereby acknowledges that Borrower has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the assets of Borrower, including, without limitation, the Cash and any credit balances in a Network resulting from the dispensing of Cash at ATMs. If the Servicer has, or is deemed to have, possession of any Cash (whether in the form of cash, credit balances in a Network or otherwise), the Servicer agrees that it shall hold all such Cash as custodian and bailee on behalf of the Collateral Agent for the purposes of perfecting the security interest of the Secured Parties in such Cash.

ARTICLE IX.

EVENTS OF DEFAULT

        SECTION 9.01    Events of Default.    The following events shall each be an ~~"Events~~ Event  of Default" hereunder:

          (a)  Borrower shall fail to make any payment or deposit to be made by it hereunder when due or shall fail to pay any payment of principal, interest or yield under the Note or the Certificates when due; or

          (b)  Any representation or warranty made or deemed to be made by Borrower (or any of its officers) under or in connection with this Agreement or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and such condition shall continue unremedied for a period of five (5) Business Days after (i) written notice thereof by the Administrative Agent or the Liquidity Agent or (ii) Borrower (or the Administrator) has actual knowledge that such representation or warranty is false or incorrect; or

          (c)  Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days after (i) written notice thereof shall have been given by the Administrative Agent or the Liquidity Agent to Borrower or (ii) Borrower (or the Administrator) has actual knowledge of such failure to perform or observe any covenant hereunder; or

          (d)  A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money of, or guaranteed by, Borrower, TRM or TRM ATM (provided that, in the case of TRM or TRM ATM, the principal of such indebtedness exceeds $500,000), which default is a default in the payment of any amount due thereunder (after giving effect to any periods of grace or right to cure) or which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration; or

          (e)  An Event of Bankruptcy shall have occurred and remain continuing with respect to (i) the Borrower, TRM ATM or TRM, or (ii) any Person on whose property (or in whose retail facilities) more than 10% of the ATMs are located; provided that, in the case of clause (ii), neither the Borrower nor TRM ATM has, within a period of five (5) Business Days after such event, removed all Cash contained in the ATMs placed on such Person's property or in such Person's retail facilities or caused all such Cash to have been removed within such five (5) Business Day period; or

          (f)    Borrower shall fail to maintain insurance in accordance with the terms of the Insurance Schedule and any such failure shall remain unremedied for five (5) Business Days or Borrower or Servicer shall amend or terminate any required theft/loss insurance with respect to the Cash or the ATMs without the prior written consent of the Liquidity Agent; or

          (g)  (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Borrower to the Administrative Agent and the Liquidity Agent prior to the date of execution and delivery of this Agreement is pending against Borrower, or for an amount greater than $500,000 against TRM ATM or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of the Administrative Agent or the Liquidity Agent, has a reasonable likelihood of having a Material Adverse Effect; or

          (h)  There shall exist any event or occurrence that would reasonably be expected to cause a Material Adverse Effect; or

          (i)    TRM ATM or TRM is subject to a Change in Control (which has not otherwise been approved in writing by the Administrative Agent and the Liquidity Agent); or

          (j)    The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Borrower and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the ERISA with regard to any of the assets of Borrower or any of its Affiliates; or

          (k)  A Servicer Event of Default occurs and is continuing; or

          (l)    a Borrowing Base Deficiency continues for more than two (2) Business Days; or

          (m)  This Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or there shall for any reason cease to be, a valid and enforceable perfected first priority security interest in all of the assets of Borrower free and clear of any other Lien or the Borrower (and the Collateral Agent as assignee of the Borrower) shall for any reason cease to have a valid and enforceable first priority security interest in TRM ATM's right, title and interest in and to the ATM Fees free and clear of any other Lien; or

          (n)  Lender shall become an "investment company" with the meaning of the Investment Company Act of 1940, as amended, or its activities are terminated by any Governmental Authority; or

          (o)  Borrower shall for any reason cease to have a valid and enforceable ownership interest in the Cash; or

          (p)  The Aggregate Letter of Credit ~~Stated~~ Amount shall fail to be at least equal to the Letter of Credit Required Amount and such failure shall continue unremedied for two (2) Business ~~Day~~

  ~~or, if the Letter of Credit has been drawn in full and the proceeds deposited into the Reserve Account pursuant to Section 3.04, the amount of funds in the Reserve Account shall fail to be at least equal to the Letter of Credit Required Amount and such failure shall continue unremedied for two (2) Business Day~~ Days; or

          (q)  The aggregate ATM Fees for any Settlement Period shall be less than 200% of the amounts required to be paid out of the Cash Provision Fees pursuant to Section 3.03 on the related Settlement Date; or

          (r)  TRM ATM shall default in any payment obligation under any Automated Teller Machine Cash Services Agreement, Cash Replenishment Services Supplement, Value Added Reseller Agreement or other agreement relating to the ~~ATM's~~ ATMs, or for services to be rendered in connection with the Cash, to which it is a party, and such payment default shall continue for a period of 30 days; or

          (s)  Any Transportation Agent (other than NCR) or Depository Bank fails to maintain a short term unsecured debt rating of at least P-1 by Moody's and F1 by Fitch and is not replaced within 30 days of such failure; provided that at all times that Union Planters Bank is not rated by Moody's, the failure by Union Planters Bank to maintain such a rating from Moody's shall not constitute an Event of Default hereunder; or

          (t).  The transaction represented by the Transaction Documents fails to maintain its "shadow" rating of "A" by Fitch~~.~~; or

          (u)  The sum, without duplication, of (i) the aggregate amount of Cash in the possession of any Person with regard to which an Event of Bankruptcy has occurred, (ii) the aggregate amount of Cash stored in any ATM located on the property of (or on the facilities operated by) a Person with regard to which an Event of Bankruptcy has occurred, and (iii) all credit balances with respect to the Cash owed from settlement banks that are more than two (2) days past due, over any three-month period, shall at any time equal an amount greater than 0.75% of the Borrowing Base; and such condition shall continue unremedied for a period of three (3) Business Days; or

          (v)  The occurrence of any Regulatory Change that requires the Lender to cease issuing Commercial Paper Notes or lending funds hereunder, or that requires any Liquidity Provider to terminate its commitment under the Liquidity Agreement; or

          (w)  TRM shall fail to extend or refinance its debt under the Third Amended and Restated Business Loan Agreement, dated as of July 21, 2000, between TRM and Bank of America, N.A., within 30 days of its then-scheduled maturity or termination date.

        SECTION 9.02    Remedies.

          (a)    Optional Acceleration.    Upon the occurrence of an Event of Default (other than an Event of Default described in Section 9.01(e)), the Administrative Agent or the Liquidity Agent may declare that the Termination Date has occurred and the unpaid principal amount of the Note and the Certificates to be due and payable immediately, by a notice in writing to Borrower, and upon any such declaration, the Termination Date shall occur and such principal amount shall be immediately due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

          (b)    Automatic Acceleration.    Upon the occurrence of an Event of Default described in Section 9.01(e), the Termination Date shall occur automatically and the unpaid principal amount of the Note and the Certificates shall automatically become due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

          (c)    Additional Remedies.    Upon any acceleration of the Note and the Certificates pursuant to this Section 9.02, no Borrowings thereafter will be made, and the Collateral Agent and other Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative. Upon the acceleration of the Note and Certificates, the Collateral Agent ~~may, and upon written direction from~~ shall (unless otherwise instructed by the Majority Liquidity Providers ~~shall,~~) take all lawful action at the Administrator's expense (for reasonable costs and expenses) to exercise any and all rights, remedies, powers and privileges lawfully available to the Collateral Agent ~~to the extent and in the manner directed by either the Majority Liquidity Providers or, in the absence of such direction, the Collateral Agent itself,~~ including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by the Borrower or the Servicer and to exercise any other remedies available to a secured party. If an Event of Default shall have occurred and be continuing, the Collateral Agent~~, at the direction of~~ shall (unless otherwise instructed by the Majority Liquidity Providers~~, shall~~) direct Borrower to exercise all rights, remedies, powers, privileges and claims of Borrower against the Servicer or any other party under or in connection with the Transaction Documents, including the right or power to take any action to compel performance or observance by the Servicer or such other party of its obligations to Borrower, and the right to give any consent, request, notice, direction, approval, extension or waiver in respect of any Transaction Document. If Borrower shall have failed, within five (5) Business Days of receiving the directions of the Collateral Agent, to satisfactorily undertake such directed actions, the Collateral Agent may take such previously directed actions on behalf of Borrower and the Secured Parties. Without limiting the foregoing, upon the acceleration of the Note and the Certificates pursuant to this Section 9.02, the Collateral Agent shall ~~have~~ (unless otherwise instructed by the ~~right to~~ Majority Liquidity Providers) give notice to the Servicer, each Depository Bank and each Transportation Agent to cease distributing cash and to arrange for the return (on the earlier of (i) two (2) Business Days prior to the next Settlement Date and (ii) the next cycled service visit to the ATMs serviced by such Transportation Agent) of all of the Cash in the possession of such Depository Bank or Transportation Agent or any ATM serviced by such Transportation Agent (all such Cash to be deposited in the Credit Balance Settlement Account).

ARTICLE X.

THE ADMINISTRATIVE AGENT; COLLATERAL AGENT

        SECTION 10.01    Authorization and Action.    Pursuant to agreements entered into with the Administrative Agent, Lender has appointed and authorized the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

        SECTION 10.02    Administrative Agent's and Collateral Agent's Reliance, Etc.    The Administrative Agent, the Collateral Agent and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Assets as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrative Agent and the Collateral Agent: (a) may consult with legal counsel (including counsel for Borrower), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Secured Party or any other holder of any interest in Assets Pool and shall not be responsible to any Secured Party or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Borrower or the Servicer or to inspect the property (including the books and records) of Borrower or the Servicer; (d) shall not be responsible to any Secured Party or any other holder of any interest in the Assets Pool for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 10.03    The Liquidity Agent, the Collateral Agent, the Administrative Agent and Affiliates.    The Liquidity Agent, the Collateral Agent, the Administrative Agent and any of their respective Affiliates may generally engage in any kind of business with Borrower or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of Borrower or the Servicer or any of their respective Affiliates, all as if they were not the Administrative Agent, Collateral Agent and the Liquidity Agent, respectively, and without any duty to account therefor to any Secured Party or any other holder of an interest in the Assets Pool.

        SECTION 10.04    Appointment and Powers of Collateral Agent.    The Secured Parties hereby appoint the Collateral Agent as their agent hereunder and hereby authorize the Collateral Agent to take such action on their behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The parties hereto agree that the Collateral Agent shall not be required to exercise any discretion or take any action or refrain from taking any action in its capacity as Collateral Agent, but shall only be required to act or refrain from acting in such capacity (and shall be fully protected in so acting or refraining from acting) upon the instruction of the Majority Liquidity Providers. The Collateral Agent shall be entitled to retain experts and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Collateral Agent and each of the Secured Parties is that of Collateral Agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any of the Secured Parties or impose on the Collateral Agent any obligations other than those for which express provision is made herein.

        If the Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Except as required by the specific terms of this Agreement, the Collateral Agent shall have no duty to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder, unless directed to do so by the Majority Liquidity Providers (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding on the Secured Parties), and shall not, without the prior approval of the Majority Liquidity Providers, waive any default on the part of Borrower or the Servicer. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action (i) which the Collateral Agent has determined will expose the Collateral Agent to personal or financial liability, unless indemnified to its satisfaction, or (ii) which is contrary to this Agreement, the other Transaction Documents, or applicable law.

        The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been given, signed or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Event of Default shall have occurred and be continuing, unless ~~an officer~~ a Responsible Officer of the Collateral Agent has actual knowledge thereof or the Collateral Agent has received written notice thereof from the Secured Parties.

        Each of the Borrower, the Owner Trustee, TRM ATM and the Servicer hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral in which an interest is granted, or is purported to be granted, hereby, without the signature of the Borrower, the Owner Trustee, TRM ATM or the Servicer, as the case may be, where permitted by law. The Collateral Agent shall, at the direction of the Lender or the Administrative Agent, file any financing statements or amendments thereto as the Lender or the Administrative Agent may provide to the Collateral Agent; provided that absent any such instruction, the Collateral Agent shall have no obligation to file any such financing statements or amendments. In addition, Collateral Agent shall, at the direction of Borrower, file any continuation statements provided to it by Borrower, provided that absent any such instruction and the provision of such continuation statements, the Collateral Agent shall prepare and file all continuation statements necessary to maintain a first priority perfected security interest in all of the assets of Borrower which may be perfected by filing a financing statement under the UCC.

        SECTION 10.05    Collateral Agent and Employees of the Collateral Agent.

          (a)  ~~SECTION 10.05 Collateral Agent and Employees of the Collateral Agent.~~ (a) Each Liquidity Provider hereby agrees to indemnify and hold harmless, in accordance with its pro rata percentage of the sum of the aggregate commitments under the Liquidity Agreement, the Collateral Agent (to the extent not indemnified or reimbursed by Administrator, Servicer or Borrower) from and against any and all ~~losses, liabilities, actions, suits, judgments, demands, damages,~~ out-of-pocket costs and expenses ~~of any kind whatsoever~~ (including reasonable fees and expenses of counsel and other experts) incurred or suffered by the Collateral Agent in its capacity as Collateral Agent hereunder ~~of the Secured Parties~~ as a result of any action taken or omitted to be taken by the Collateral Agent in such capacity or otherwise incurred or suffered by~~, made upon or assessed against~~ the Collateral Agent in such capacity to the extent not reimbursed by Administrator, Servicer or Borrower or by application of the Collateral; provided that no Liquidity Provider shall be liable for any portion of any such ~~losses, liabilities, actions, suits, judgments, demands,~~ costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Collateral Agent. ~~Without limiting the generality of the foregoing, each Liquidity Provider hereby agrees to reimburse, in the ratio aforesaid, the Collateral Agent promptly following its demand for any out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Collateral Agent hereunder and not promptly reimbursed to the Collateral Agent by Administrator or Borrower or by application of the Collateral.~~ The obligations of each Liquidity Provider under this paragraph shall survive the termination of the Liquidity Agreement. If at any time, following its demand therefor, the Collateral Agent shall not be reimbursed by Administrator, Servicer or Borrower or by the Liquidity Providers, the Collateral Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held by the Collateral Agent for the benefit of the Liquidity Providers, against any and all of the obligations of the Liquidity Providers to the Collateral Agent now or hereafter existing under this Agreement. The Collateral Agent agrees promptly to notify each Liquidity Provider, the Administrator, the Servicer and the Borrower, as appropriate, after any such set-off and application made by the Collateral Agent~~,~~ ; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section are in addition to other rights and remedies which the Collateral Agent may have.

          (b)  No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder.

          (c)  The Collateral Agent shall have the right at any time to seek instructions from any court of competent jurisdiction. The Collateral Agent may rely on the advice of counsel and shall be held harmless for actions taken in reliance thereon.

          (d)  The Collateral Agent makes no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or the sufficiency or effectiveness of any collateral assigned by this Agreement or as to or for the validity or collectibility of any obligation contemplated by this Agreement. The Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Collateral Agent in conformity with the provisions of this Agreement.

          (e)  The Collateral Agent may exercise any of its duties hereunder by or through Collateral Agents or employees. The possession of the Collateral by such Collateral Agents or employees shall be deemed to be the possession of the Collateral Agent.

          (f)    The provisions of this Section shall survive the termination of this Agreement and the resignation of the Collateral Agent hereunder.

        SECTION 10.06    Successor Agent.    The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered, 60 days prior to the effectiveness of such resignation, to each of the Liquidity Providers, the Liquidity Agent, the Lender, and the Borrower, and may be removed at any time with cause by an instrument in writing duly executed by or on behalf of the Majority Liquidity Providers. Subject to the provisions hereof, the Majority Liquidity Providers shall also have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without any formality other than appointment and designation in writing. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Agreement, and the delivery to such successor Collateral Agent of the Collateral, and documents and instruments then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the retiring Collateral Agent, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No removal or resignation of the Collateral Agent shall be effective unless and until a successor Collateral Agent has been duly appointed, and the appointment of such successor Collateral Agent has been accepted by such successor Collateral Agent. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Collateral and documents and instruments then held by such retiring Collateral Agent shall have been transferred or delivered to the successor Collateral Agent in its capacity as bank or trust company, until such retiring Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments substituting such successor Collateral Agent for purposes of this Agreement and assigning the retiring Collateral Agent's interest in the Collateral, to the successor Collateral Agent. If no successor Collateral Agent shall be appointed, as aforesaid, or, if appointed, shall not have accepted its appointment, within 30 days after notice of resignation or removal of the retiring Collateral Agent, then, subject to the provisions hereof, the retiring Collateral Agent may appoint a successor Collateral Agent with the written consent of the Liquidity Agent. Each such successor Collateral Agent shall provide Borrower, the Administrator the Lender, each Liquidity Provider and the Liquidity Agent with its address and telephone numbers. Notwithstanding the resignation or removal of any Collateral Agent hereunder, the provisions of this Article X shall continue to inure to the benefit of such retiring Collateral Agent in respect of any action taken or omitted to be taken by such retiring Collateral Agent in its capacity as such while it was Collateral Agent under this Agreement. Borrower shall provide prompt notice to each Rating Agency and the Administrative Agent of the appointment of a successor Collateral Agent.

ARTICLE XI.

ASSIGNMENT OF LENDER'S INTEREST

        SECTION 11.01    Restrictions on Assignments.

          (a)  Neither Borrower nor Servicer may assign its rights, or delegate its duties hereunder or any interest herein, without the prior written consent of the Administrative Agent and the Liquidity Agent. Lender may not assign its rights hereunder or its Commitment, the Note or the Certificates to any Person without the prior written consent of Borrower, which shall not be unreasonably withheld; provided, however, that

            (i)    Lender may assign all or any part of its rights and interests in the Transaction Documents, together with all or any part of its interest in the Assets Pool, to the Liquidity Agent, to any Liquidity Provider, or to any "bankruptcy remote" or commercial paper special purpose entity the business of which is administered by the Administrative Agent or the Liquidity Agent; and

            (ii)  Lender may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Assets Pool, to its collateral agent, to secure Lender's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of Lender incurred in connection with the funding of the Borrowings and Certificates hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of this Section 11.01 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

          (b)  Borrower agrees to advise the Administrative Agent within five (5) Business Days after notice to Borrower of any proposed assignment by Lender not otherwise permitted under subsection (a) of Borrower's consent or non-consent to such assignment and if it does not consent with respect to an assignment, the reasons therefor. If Borrower does not consent to such assignment by Lender, Lender may immediately assign its Commitment, the Certificates and the Note (or any portion thereof) to the Liquidity Agent and the Liquidity Provider. All of the aforementioned assignments shall be upon such terms and conditions as the Lender and the assignee may mutually agree.

        SECTION 11.02    Rights of Assignee.    Upon the assignment by Lender in accordance with this Article XI, the assignee receiving such assignment shall have all of the rights of Lender with respect to the Transaction Documents and the Assets Pool (or such portion thereof as has been assigned).

        SECTION 11.03    Evidence of Assignment.    Any assignment of the Commitment, the Note, the Certificates and the Assets Pool (or any portion thereof) to any Person may be evidenced by such instruments or documents as may be satisfactory to the Lender.

ARTICLE XII.

INDEMNIFICATION

        SECTION 12.01    Indemnities by Borrower and Administrator.

          (a)    General Indemnity.    Without limiting any other rights which any such Person may have hereunder or under Applicable Law, each of the Borrower and TRM ATM, as Administrator, hereby agrees, jointly and severally, to indemnify each of the Administrative Agent, the Lender, each Certificateholder, the Liquidity Providers, the Liquidity Agent, the Collateral Agent, each of their respective Affiliates, and all successors and permitted transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them as a result of a claim arising out of or relating to the Transaction Documents or the transactions contemplated thereby, excluding, however, Indemnified Amounts to the extent determined by a court of competent jurisdiction or in binding arbitration to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting the foregoing, Borrower and TRM ATM, as Administrator, shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

            (i)    the transfer by Borrower of any interest in any of its assets other than the grant of a security interest granted to the Collateral Agent and the other Secured Parties, pursuant to Section 1.03 (or as otherwise permitted hereunder);

            (ii)  any representation or warranty made by Borrower (or any of its officers or Affiliates) under or in connection with any Transaction Document, any information or report delivered by or on behalf of Borrower pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made (unless so disclosed at the time of delivery);

            (iii)  the failure by Borrower or Administrator to comply with any Applicable Law or the terms of any of the Transaction Documents;

            (iv)  the failure to vest and maintain vested in the Collateral Agent (A) a first priority perfected security interest in all of the assets of Borrower which may be perfected by filing a financing statement under the UCC, (B) a security interest in all of the other assets of Borrower, in each case free and clear of any Lien, other than a Lien arising solely as a result of an act of the Secured Parties, whether existing at the time of any Borrowing or at any time thereafter;

            (v)  the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the assets of Borrower, whether at the time of any Borrowing or at any time thereafter;

            (vi)  any failure of Borrower to perform its duties or obligations in accordance with the provisions of Article VII or otherwise hereunder or under any other Transaction Document;

            (vii) any failure by Borrower to file any tax returns or pay any taxes when due; and

            (viii)  any tax or governmental fee, fine or charge (but not including U.S. federal income taxes upon or measured by net income or state or local taxes upon or measured by net income imposed on the Indemnified Parties by the jurisdiction in which such Indemnified Party is organized or is otherwise taxable without regard to their participation in the transactions contemplated by the Transaction Documents, and also not including such amounts resulting from any income tax filing by Certificateholders being inconsistent with the characterization of advances by the Borrower to TRM ATM as a loan or series of loans for federal income tax purposes other than any such filing required by any taxing authority), all interest and penalties (including, but not limited to, penalties for failure to file returns or pay amounts due) thereon or with respect thereto, and all out-of-pocket costs and expenses, including, but not limited to (i) the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Loans, the Certificates or any interest in the assets of Borrower (including, without limitation, any fees, fines or charges which may be imposed as a result of any failure to properly disclose any fees charged to any consumer in an ATM transaction) and (ii) the reasonable fees and expenses incurred to file any returns required to be filed to report the same. The parties hereto acknowledge and agree that neither the Borrower nor any of the Indemnified Parties derives tax nexus to any jurisdiction solely by reason by its participation in the transaction or transactions contemplated by the Transaction Documents, unless otherwise required by appropriate taxing authorities.

          (b)    Contest of Tax Claim; After-Tax Basis.    If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Borrower under Section 12.01(a)(vii), such Indemnified Party shall give prompt and timely notice of such attempt to Borrower and Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Failure or delay in giving such notification shall not constitute a waiver of such Indemnified Party's right to such compensation; provided, that such Indemnified Party shall not be entitled to compensation under this Section 12.01 for any Indemnified Amounts incurred or suffered with respect to any date unless such Indemnified Party shall have notified the Borrower not more than 90 days after the applicable Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Borrower under Section 12.01(a)(vii). Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by income or profits which is or was payable by the Indemnified Party.

          (c)    Contribution.    If for any reason the indemnification provided above in this Section 12.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

          (d)    Available Funds.    Payments by Borrower under this Section 12.01 shall be paid solely to the extent funds are available pursuant to the priorities set forth in Section 3.03.

        SECTION 12.02    Indemnities by Servicer.

          (a)  Without limiting any other rights which the Borrower or any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Borrower and the Indemnified Parties, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them to the extent that such Indemnified Amounts are a result of a claim arising out of or relating to (i) the Pool Assets or Servicer's performance of, or failure to perform, any of its duties or obligations under or in connection with any Transaction Documents, (ii) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Servicing Report or any other information or request delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made (unless so disclosed at the time of delivery), (iii) the co-mingling of any Cash or other Pool Assets with any of the assets of the Servicer, (iv) any failure by the Servicer to pay any taxes when due, or (v) any failure of Servicer to comply with any Applicable Law, excluding, however, Indemnified Losses to the extent determined by a court of competent jurisdiction or in binding arbitration to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party.

          (b)    Contribution.    If for any reason the indemnification provided above in this Section 12.02 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand, but also the relative fault of such Indemnified Party (if any) and the Servicer and any other relevant equitable considerations.

        SECTION 12.03    Indemnities by TRM ATM.

          (a)  Without limiting any other rights which the Borrower or any Indemnified Party may have hereunder or under Applicable Law, TRM ATM hereby agrees to indemnify the Borrower and the Indemnified Parties, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them to the extent that such Indemnified Amounts are a result of a claim arising out of or relating to (i) any tax or governmental fee, fine or charge (but not including U.S. federal income taxes upon or measured by net income or state or local taxes upon or measured by net income imposed on the Borrower or the Indemnified Parties by the jurisdiction in which the Borrower or such Indemnified Party is organized or is otherwise taxable without regard to their participation in the transactions contemplated by the Transaction Documents, and also not including such amounts resulting from any income tax filing by Certificateholders being inconsistent with the characterization of advances by the Borrower to TRM ATM as a loan or series of loans for federal income tax purposes other than any such filing required by any taxing authority), all interest and penalties (including, but not limited to, penalties for failure to file returns or pay amounts due) thereon or with respect thereto, and all out-of-pocket costs and expenses, including, but not limited to (x) the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of or relating to the Transaction Documents and (y) the reasonable fees and expenses incurred to file any returns required to be filed to report the same or (ii) any failure to vest and maintain vested in the

  Borrower a first priority perfected security interest in the ATM Fees. The parties hereto acknowledge and agree that neither the Borrower nor any of the Indemnified Parties derives tax nexus to any jurisdiction solely by reason by its participation in the transaction or transactions contemplated by the Transaction Documents, unless otherwise required by appropriate taxing authorities.

          (b)    Contest of Tax Claim; After-Tax Basis.    If the Borrower or any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from TRM ATM under Section 12.03(a)(i), the Borrower or such Indemnified Party shall give prompt and timely notice of such attempt to TRM ATM and TRM ATM shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Failure or delay in giving such notification shall not constitute a waiver of such party's right to such compensation; provided, that such party shall not be entitled to compensation under this Section 12.03 for any Indemnified Amounts incurred or suffered with respect to any date unless such party shall have notified TRM ATM not more than 90 days after the applicable party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from TRM ATM under Section 12.03(a)(i). Indemnification hereunder shall be in an amount necessary to make the Borrower or Indemnified Party whole after taking into account any tax consequences to such party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by income or profits which is or was payable by such party.

          (c)    Contribution.    If for any reason the indemnification provided above in this Section 12.03 is unavailable to the Borrower or an Indemnified Party or is insufficient to hold the Borrower or an Indemnified Party harmless, then TRM ATM shall contribute to the amount paid or payable by the Borrower or such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received the Borrower or by such Indemnified Party on the one hand and TRM ATM on the other hand but also the relative fault of the Borrower or such Indemnified Party as well as any other relevant equitable considerations.

ARTICLE XIII.

MISCELLANEOUS

        SECTION 13.01    Amendments, Etc.    No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower or Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Lender may also be required to obtain the approval of some or all of the Liquidity Providers or to obtain confirmation from the Rating Agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

        SECTION 13.02    Notices, Etc.    All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or by overnight courier service, or by courier, or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone.

        SECTION 13.03    No Waiver; Remedies.    No failure on the part of the Administrative Agent, Liquidity Agent, any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 13.04    Binding Effect; Survival.    This Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lender, TRM ATM, the Servicer, the Collateral Agent, the Liquidity Agent and their respective successors and permitted assigns, and the provisions of Section 4.02 and Article XII shall inure to the benefit of the Indemnified Parties, respectively, and their respective successors and permitted assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 11.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The indemnification and payment provisions of Article XII and Sections 4.02, 4.04, 13.05, 13.06, 13.07 and 13.15, subject to the limitations, if any, set forth therein, shall be continuing and shall survive any termination of this Agreement.

        SECTION 13.05    Costs, Expenses and Taxes.    In addition to its obligations under Article XII, TRM ATM, as Administrator, agrees to pay on demand:

          (a)  all costs and expenses incurred by the Secured Parties and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing as provided in this Agreement), the amendment or syndication thereof or the enforcement of, or any actual or claimed breach of, the Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of Borrower's or the Servicer's books and records either prior to the execution and delivery hereof or pursuant to Sections 7.01(c) and 7.04(c) (such out-of-pocket expenses are typically expected to include periodic asset audit and field examination expenses and legal and rating agency expenses incurred in association with any amendments to any of the Transaction Documents); and

          (b)  all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        SECTION 13.06    No Proceedings.    Borrower, the Servicer, TRM ATM, the Collateral Agent and the Liquidity Agent, each hereby agrees that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any commercial paper issued by Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding. The foregoing shall not limit Borrower's, TRM ATM's, the Servicer's, the Collateral Agent's or the Liquidity Agent's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any other Person. The Servicer hereby agrees that it will not institute against Borrower, or join any other person in instituting against Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Event of Bankruptcy") so long as any debt of Borrower shall be outstanding hereunder, the Certificates are outstanding or there shall not have elapsed one year plus one day since the last day on which any such debt or the Certificates shall have been outstanding. The foregoing shall not limit the Servicer's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any other Person. The provisions of this Section 13.06 shall survive the termination of this Agreement.

        SECTION 13.07    Confidentiality.

          (a)  Each of the parties to this Agreement shall maintain, and shall cause each of its employees and officers to maintain, the confidentiality of this Agreement and all information with respect to the other parties hereto, including all information regarding the Borrower and the Servicer and their respective businesses obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and their agents ("Excepted Persons"); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the other parties hereto that such information shall be used solely in connection with such Excepted Person's evaluation of the Borrower, the Servicer and their respective affiliates or such Excepted Person's relationship with such Person, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by an applicable law or an order of an judicial or administrative proceeding and (iv) disclose this Agreement and related information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.07(a) include all fees and other pricing terms and all Events of Default, Servicer Events of Default and priority of payment provisions.

          (b)  Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the other parties hereto or the Liquidity Providers, (ii) by the other parties hereto or the Liquidity Providers to any prospective or actual assignee or participant of any of them or (iii) by the Administrative Agent or the Liquidity Agent to any rating agency, Commercial Paper Note dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, any such nonpublic information may be disclosed as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (c)  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the applicable Person's business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the applicable Person, or its Affiliates or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the applicable Person having a need to know the same, provided that such Person advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Borrower or Servicer.

        SECTION 13.08    [Reserved].

        SECTION 13.09    Captions and Cross References.    The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

        SECTION 13.10    Integration.    This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        SECTION 13.11    Governing Law.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF NEW YORK.

        SECTION 13.12    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

        SECTION 13.13    Consent to Jurisdiction; Waiver of Immunities.    EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

          (a)  IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT, AND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (b)  TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR

  ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        SECTION 13.14    Execution in Counterparts; Severability.    This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 13.15    No Recourse Against Certain Parties.    No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in any Transaction Document or any other agreement, instrument or document entered into by it pursuant thereto or in connection therewith shall be had against any incorporator, affiliate, administrator, stockholder, officer, employee or director of such Secured Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each Secured Party contained in the Transaction Documents and all of the other agreements, instruments and documents entered into by it pursuant thereto or in connection therewith are, in each case, solely the respective corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, administrator, officer, employee or director under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in any Transaction Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, administrator, officer, employee or director of any Secured Party for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 13.15 shall survive the termination of this Agreement.

        SECTION 13.16    Limitation of Liability.    It is expressly understood and agreed by the parties hereto that: (a) this Agreement has been executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it; (b) the representations, undertakings and agreements made herein on the part of the Borrower are made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but are made and intended for the purpose of binding only the Borrower; and (c) under no circumstances shall Wilmington Trust Company be personally liable for any payment of indebtedness or expenses of the Borrower or for the breach or failure of any obligation, warranty or covenant made by the Borrower herein or in the other Transaction Documents.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
By

Name:
Title:
TRM Inventory Funding Trust c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Facsimile No.: (302) 651-8882 Attention: Corporate Trust Administration
With a copy to:
TRM ATM Corporation as Administrator
5208 N.~~W~~E. 122nd Avenue Portland, Oregon 97230-1074 Facsimile No.: (503) 251-5473 Attention: ~~Chief Financial Officer~~ Controller

TRM ATM Corporation, individually and as Servicer
By

Name:
Title:
TRM ATM Corporation 5208 N. ~~W~~E. 122nd Avenue Portland, Oregon 97230-1074 Facsimile No.: (503) 251-5473 Attention: Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC as Lender
By:	~~DG~~DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK ~~AG~~
~~By~~	FRANKFURT AM MAIN
By

Name:
Title:
By

Name:
Title:
Autobahn Funding Company LLC c/o ~~DG~~DZ Bank AG, Deutsche Zentral- Genossenschaftsbank ~~AG~~Frankfurt am Main 609 5th Avenue~~, Suite 911~~ New York, New York 10017
Facsimile No.: (212) 745-1651 Attention: ~~Michael Plunkett~~ Asset Securitization Group

~~DG~~DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK ~~AG~~ FRANKFURT AM MAIN as Administrator and as Liquidity Agent
By

Name:
Title:
By

Name:
Title:
~~DG~~DZ Bank AG, Deutsche Zentral- Genossenschaftsbank ~~AG~~ Frankfurt am Main 609 5th Avenue~~, Suite 911~~
New York, New York 10017
Facsimile No.: (212) 745-1651 Attention: ~~Michael Plunkett~~
~~KEYBANK~~ Asset Securitization Group

U.S. BANK NATIONAL ASSOCIATION, ~~as Liquidity Agent and~~ as Collateral Agent
By

Name:
Title:
~~KeyBank~~ U.S. Bank National Association ~~127 Public Square, 4th Floor Cleveland, OH 44114-1306~~
180 East Fifth Street St. Paul, Minnesota 55101 Facsimile No.: (~~216~~651) ~~689~~244-~~8408~~ 0089 or 1797 Attention: ~~Asset Securitization Group~~ Toby Robillard

Solely for purposes of Section 2.05, in its capacity of Note Registrar, and for purposes of Sections 1.03 and 10.04, in its capacity of Owner Trustee:
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By

Name:
Title:
Wilmington Trust Company Rodney Square North ~~110~~ 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administrator

APPENDIX A

DEFINITIONS

        This is Appendix A to the Loan and Servicing Agreement dated as of March 17, 2000 among TRM Inventory Funding Trust, TRM ATM Corporation, Autobahn Funding Company LLC, ~~DG~~DZ Bank AG, Deutsche Zentral-Genossenschaftsbank ~~AG~~Frankfurt am Main and ~~KeyBank,~~U.S. Bank National Association (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, the Preamble, Appendix or Exhibit refers to such Section of or Appendix, Preamble or Exhibit to this Agreement.

        A.    Defined Terms.    As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

          "Administrative Agent" has the meaning set forth in the preamble.

          "Administrator" means TRM ATM, in its capacity as Administrator under that certain Administration Agreement with Borrower.

          "Administration Agreement" means the Administration Agreement, dated as of March 17, 2000, between the Trust and the Administrator, as the same may from time to time be amended, modified or supplemented.

          "Affected Party" means each of the Lender, each Certificateholder, each Liquidity Provider, any permitted assignee or participant of the Lender or any Liquidity Provider, the Administrative Agent, the Liquidity Agent and any permitted assignee or participant thereof.

          "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

          "Agreement" has the meaning set forth in the preamble.

          "Aggregate Letter of Credit Amount" means the aggregate of the Letter of Credit Stated Amounts of each Letter of Credit; provided that if any Letter of Credit has been drawn and the proceeds deposited into a segregated trust account pursuant to Section 3.04, the Aggregate Letter of Credit Amount shall be equal to the sum of (a) the amount of funds in each such account plus (b) the Letter of Credit Stated Amount of all Letters of Credit that have not been so drawn.

          "Applicable Law" means all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

          "Armored Car Carrier" means a Person who performs armored car carrier services and ATM maintenance services with respect to the ATMs pursuant to an agreement with a Transportation Agent.

          "Armored Car Carrier Addendum" means an addendum substantially in the form of Schedule I between a Transportation Agent, the Collateral Agent, Borrower and an Armored Car Carrier.

          "Asset Interest" means the Note, the Certificates and all rights in the Assets Pool and the Transaction Documents related to the Note.

          "Assets Pool" means (i) the Cash; (ii) the Credit Balance Settlement Account, and all investments and funds therein; (iii) the Disbursement Accounts, and all investments and funds therein; (iv) all Related Rights; (v) all of Borrower's right, title and interest in the ATM Fees and the Cash Provision Fees and under Sections 1.05 and 1.06, and the Armored Car Carrier Addendums, Automated Teller Machine Cash Services Agreements, Depository Bank Agreements and Processing Services Agreements; (vi) all books and records related to the foregoing; (vii) the

  Letter of Credit; (viii) all Collections and other proceeds thereof; and (ix) all proceeds of any and all of the foregoing.

          "ATM" means an automated teller machine owned or leased by TRM ATM which (i) is accessible only to the applicable Transportation Agent; (ii) is connected to a Network and a Processing Agent by means of a Switch; ~~and~~ (iii) is insured with respect to losses resulting from malfunction, theft, fraud, fire, and other customary events by a reputable insurance company with a claims paying rating of at least "A" by Standard & Poor's and "Aa1" by Moody's, the proceeds of which are payable to the Collateral Agent; (iv) is located in the United States of America; and (v) has been approved in writing by the Liquidity Agent; provided, that (a) any automated teller machines that otherwise qualify as ATMs hereunder on April 23, 2002, shall be deemed to have been so approved by the Liquidity Agent and (b) any ATM located on the property of (or in the facilities operated by) a Person on whose property (or in whose facilities) less than 15% of the total number of ATMs are located shall not need to be so approved; and provided, further, that the term "ATM" shall not include any automated teller machines acquired, placed or leased by TRM ATM after April 23, 2002 (or that did not otherwise qualify as an ATM hereunder on such date), if, following written notice from TRM ATM to the Lender and the Administrative Agent of its acquisition, placement or leasing (or proposed acquisition, placement or leasing) of such automated teller machines (the "Proposed ATMs"), either (w) Lender (or Administrative Agent on behalf of Lender) shall have provided TRM ATM notice in writing that it does not desire to be the sole and exclusive source of cash for the Proposed ATMs; (x) in the case of Proposed ATMs that are subject to the agreement with Exxon Company U.S.A. referenced in Section 7.04(h), such agreement shall not have been amended on terms satisfactory to the Administrative Agent and the Liquidity Agent; (y) the Proposed ATMs are test or temporary placements on properties of third Persons into which no Cash is to be placed; or (z) the addition of the Proposed ATMs would require an increase in the Facility Limit and the Lender has not approved such increase on terms and conditions acceptable to each party hereto (provided that terms and conditions that are the same as in this Agreement shall be deemed to be acceptable to all such parties) within 45 days of the Lender's receipt of a written request therefor from TRM ATM (each such automated teller machine described in clause (w), (x), (y) or (z) above, a "Rejected ATM").

          "ATM Fee Settlement Account" means deposit account number *** established at the Collateral Agent in the State of ~~Oregon~~ California, in the name of the Collateral Agent for the benefit of the Secured Parties, which account has been designated as the ATM Fee Settlement Account, and any other account designated as such by the Collateral Agent, together with any securities account related thereto that may be established at the Collateral Agent in the State of California or Minnesota, in the name of the Collateral Agent for the benefit of the Secured Parties, including account number *** established at the Collateral Agent in the State of Minnesota.

          "ATM Fees" has the meaning set forth in Section 1.05.

          "ATM Lender" means any Person party to an agreement with TRM ATM pursuant to which any ATMs are financed or leased.

          "Autobahn" means Autobahn Funding Company LLC, a Delaware limited liability company, its successors and assigns.

          "Automated Teller Machine Cash Services Agreement" means an agreement approved in writing by the Administrative Agent and the Liquidity Agent between the TRM ATM and a Transportation Agent.

          "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the ~~rate~~ arithmetic average, as determined by the Liquidity Agent, of the rates of interest most recently publicly announced by ~~the Liquidity Agent~~ each of JPMorgan Chase and Citibank, N.A. at ~~its~~ their respective principal ~~office~~ offices in ~~Cleveland~~ New York, ~~Ohio~~ New York as ~~its~~ their respective prime commercial lending ~~rate~~  rates. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Liquidity Agent in connection with extensions of credit. Any determination of the Base Rate by the Liquidity Agent shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

          "Borrower" has the meaning set forth in the preamble.

          "Borrowing" means the aggregate Loans made on a specific Borrowing Date.

          "Borrowing Base" means the sum of (i) all Cash stored in the ATMs, (ii) all Cash held by Depository Banks awaiting distribution to Transportation Agents, (iii) all Cash held by Transportation Agents, (iv) all credit balances with respect to the Cash owed from settlement banks which are members of the Networks, and (v) all Cash in the Credit Balance Settlement Account; provided, however, that the Borrowing Base shall not include (a) any ATM Fees~~;~~, (b) any Cash stored in ATMs located outside of the United States or any Cash otherwise located outside of the United States, (c) any Cash in the possession of any Person with regard to which an Event of Bankruptcy has occurred, (d) any Cash stored in an ATM that is located on the property of a Person with regard to which an Event of Bankruptcy has occurred, and (e) any credit balances with respect to the Cash owed from settlement banks that are more than two (2) days past due; provided, further ~~however~~, that ~~an amount equal to $100,000 shall be deducted from the Borrowing Base until such time as the agreement with Exxon Company, U.S.~~(A ~~referenced~~) in ~~Section 7.04~~ the event that more than 75% of the ATMs are located in or on the property of a single Person or in facilities operated by the same retailer, the amount of Cash located in such ATMs, for purposes of clause (~~h~~i) of the Borrowing Base, shall include only such amount of Cash as is ~~terminated or otherwise amended to the satisfaction~~ located in such number of ~~the Administrative Agent~~ ATMs that constitute 75% of all ATMs, and (B) in the ~~Liquidity Agent~~ event that more than 10% of the ATMs have greater than $45,000 in Cash, the amount of Cash located in such ATMs, for purposes of clause (i) of the Borrowing Base, shall include only such amount of Cash as is located in such number of ATMs that constitute 10% of all ATMs.

          "Borrowing Base Deficiency" means, at any time, that the Outstanding Facility Amount exceeds the Borrowing Base.

          "Borrowing Date" means each date on which a Borrowing is consummated.

          "Borrowing Notice" has the meaning set forth in Section 1.02(a).

          "Business Day" means any day of the year other than a Saturday or Sunday on which (a) banks are not required or authorized to be closed in ~~Cleveland, Ohio, Eugene~~ Portland, Oregon, New York, New York, Minneapolis, Minnesota or Wilmington, Delaware, and (b) if the term "Business Day" is used in connection with the Eurodollar Rate, dealings in United States dollar deposits are carried on in the London interbank market.

          "Cash" means the funds lent to Borrower by the Lender pursuant to a Borrowing hereunder and the purchase price of any Certificates purchased by the Lender hereunder.

          "Cash Provision Fee" means, with respect to any Settlement Period, all amounts payable pursuant to clauses first through sixth of Section 3.03(d) with respect to such Settlement Period.

          "Cash Provision Fee Payment Date" means the last Business Day of each calendar week.

          "Certificate" means the "TRM Inventory Funding Trust Certificates" issued by the Borrower to the Lender and GSS Holdings, Inc. pursuant to the Trust Agreement.

          "Certificate Amortization Amount" means (i) following the repayment in full of the Loans, the amount designated by the Borrower as a distribution on the Certificates and (ii) after the earlier to occur of the Maturity Date and the Termination Date so long as an Event of Default or Unmatured Event of Default has occurred and is continuing, the outstanding principal balance of the Certificates.

          "Certificateholder" means a registered holder of a Certificate.

          "Change in Control" means, with respect to any Person, the acquisition by any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of such Person and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of such Person attached to all such outstanding shares of capital stock of such Person.

          "Collateral Agent" means ~~KeyBank~~ U.S. Bank National Association, a national banking association, together with any successors thereto.

          "Collections" means, with respect to the Pool Assets, (i) all funds which are received by Borrower or Servicer with respect to such Pool Assets, including any insurance proceeds related thereto, Cash Provision Fees, all amounts deposited by a Processing Agent in the Credit Balance Settlement Account, and all payments in respect of Related Rights; and (ii) all Recoveries.

          "Commercial Paper Holders" means the holders from time to time of the Commercial Paper Notes.

          "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Lender to fund its investments in financial assets.

          "Commitment" means the obligation of Lender to make Loans pursuant to this Agreement.

          "CP Rate" means, with respect to any Settlement Period, the per annum rate equal to the weighted average of the per annum rates paid or payable by the Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Commercial Paper Notes (or other Borrowings to fund small or odd commercial paper market) that is allocated, in whole or in part, by the Administrative Agent to fund or maintain the Asset Interest during such period, as determined by the Administrative Agent; provided, the "CP Rate" shall be calculated in a manner which includes the costs and expenses of the Lender of issuing the related Commercial Paper Notes, including all dealer commissions thereon and note issuance costs in connection therewith.

          "Credit Balance Settlement Account" means deposit account number *** established at the Collateral Agent in the State of ~~Oregon~~ California, in the name of the Collateral Agent for the benefit of the Secured Parties, which account has been designated as the Credit Balance Settlement Account or "Principal Settlement Account" and any other account designated as such by the Collateral Agent, together with any securities account related thereto that may be established at the Collateral Agent in the State of California or Minnesota, in the name of the Collateral Agent for the benefit of the Secured Parties, including account number *** established at the Collateral Agent in the State of Minnesota.

          "Depository Bank" means each financial institution approved in writing by the Administrative Agent and the Liquidity Agent which has executed a Depository Bank Agreement with TRM ATM pursuant to which it will receive Cash and distribute the same solely to Transportation Agents. Each Depository Bank must have a long-term rating of at least "A" or the equivalent by each Rating Agency; provided that at all times that Union Planters Bank is not rated by Moody's, Union Planters Bank shall not be required to maintain such a rating from Moody's.

          "Depository Bank Agreement" means an agreement approved in writing by the Administrative Agent and the Liquidity Agent between a Depository Bank and TRM ATM.

          "Disbursement Account" has the meaning set forth in Section 3.01(a).

          "Disconnected" means, with respect to any Processing Agent, the Processing Agent is not connected with an ATM (or the connection is inoperative) or such Processing Agent is not generating daily reports of ATM activity in accordance with the requirements of its Processing Services Agreement.

          "Dollars" means dollars in lawful money of the United States of America.

          "DZ Bank" has the meaning set forth in the preamble.

          "Eligible Investments" means any one or more of the following obligations or securities:

            (i)    direct non-callable obligations of, and non-callable obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

            (ii)  demand and time deposits in, certificates of deposits of, and bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $250,000,000, and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's and "F1" by Fitch;

            (iii)  repurchase obligations with respect to and collateralized by (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in each case entered into with a depository institution or trust company (acting as principal) of the type described in clause (ii) above, provided that the Collateral Agent has taken delivery of such security; ~~and~~

            (iv)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations, but excluding Commercial Paper Notes) payable on demand or on a specified date not more than one year after the date of issuance thereof rated "P-1" by Moody's and "F1" by Fitch at the time of such investment~~.~~; and

            (v)  interests in any money market fund which at the date of acquisition of the interest therein (including any such fund that is managed by the Collateral Agent or an Affiliate of the Collateral Agent or for which the Collateral Agent or an Affiliate of the Collateral Agent acts as an advisor) and throughout the time the interest therein exists has a rating of "AAA" by Standard & Poor's and "Aaa" by Moody's.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Settlement Period and any portion of the Asset Interest funded pursuant to the Liquidity Agreement, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted)	=	Eurodollar Rate 1-Eurodollar Reserve Percentage

          where:

    "Eurodollar Rate" means, with respect to any Settlement Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Liquidity Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank Eurodollar market at or about 11:00 a.m., New York City time, for delivery on the first day of such Settlement Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such portion of the Asset Interest.

    "Eurodollar Business Day" means a Business Day on which dealings are carried on in the Eurodollar interbank market.

    "Eurodollar Reserve Percentage" means, with respect to any Settlement Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

    "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a)  a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 30 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b)  such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "Event of Default" has the meaning set forth in Section 9.01.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

          "Face Amount" means in relation to any Commercial Paper Note (a) if issued on a discount basis, the face amount stated therein and (b) if issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest scheduled to accrue thereon through its stated maturity date.

          "Facility Limit" has the meaning set forth in Section 1.01.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

          "Fee Letter" means the letter agreement, dated April 23, 2002, among the Borrower, TRM ATM, the Lender and the Administrative Agent regarding fees, as such letter agreement may from time to time be amended, supplemented or otherwise modified from time to time with the consent of all of the parties thereto.

          "Final Payout Date" means the date following the Termination Date on which the principal and interest of all Loans have been paid in full, the principal and interest of all Certificates have been paid in full and all other amounts payable by Borrower and Servicer under the Transaction Documents shall have been paid in full.

          "Fitch" means Fitch ~~IBCA~~, Inc., or any successor thereto.

          "GAAP" means generally accepted accounting principles applied on a consistent basis.

          "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

          "GSS Holdings, Inc." means GSS Holdings, Inc., a Delaware corporation.

          "Indemnified Amounts" has the meaning set forth in Section 12.01.

          "Indemnified Party" has the meaning set forth in Section 12.01.

          "Insurance Schedule" means the schedule attached hereto as Schedule I.

          "Interchange Fees" means, with respect to a Transaction at an ATM, all fees paid by the ATM customer's bank through the applicable Network to TRM ATM in connection with such Transaction.

          "Interest Rate" means, for any Settlement Period, ~~(i) in the case of any portion of the Asset Interest funded by Commercial Paper Notes, the CP Rate plus 1.39% for such Settlement Period and (ii) in the case of any portion of the Asset Interest funded pursuant to the Liquidity Agreement, the Eurodollar Rate (Reserve Adjusted) for such Settlement Period plus 2.00%; provided, however, that, in either case, if the Liquidity Agent or Administrative Agent declares that the Termination Date has occurred (or the Termination Date occurs automatically in accordance with Section 9.02(b)), the Interest Rate shall be the Base Rate as in effect from time to time, plus 2% per annum. "KeyBank" has the meaning~~ the rate set forth as the "Interest Rate" in the ~~preamble~~ Fee Letter.

          "Lender" has the meaning set forth in the preamble.

          "Letter of Credit" means ~~the~~ one or more irrevocable ~~letter~~ letters of credit issued by ~~the~~ one or more Letter of Credit ~~Bank~~ Banks for the benefit of the Collateral Agent, as ~~the same~~ such letters of credit may be reduced or reinstated from time to time in accordance with ~~its~~ their respective terms, and any letters of credit issued in substitution therefor or replacement thereof in accordance with Section 3.04.

          "Letter of Credit Bank" means Bank of America, N.A., and any successor or assign that is a Qualified Letter of Credit Bank, and any other Qualified Letter of Credit Bank that has issued a Letter of Credit.

          "Letter of Credit Expiry Date" means, with respect to any Letter of Credit, the expiry date ~~of the Letter of Credit~~ thereof as set forth therein, as extended from time to time in accordance with the terms thereof.

          "Letter of Credit Required Amount" means, at any time, ~~an amount equal to (i) $700,000, if the number of ATMs deployed is less than or equal to 800 as of the last day of the preceding Settlement Period, (ii) $800,000, if the number of ATMs deployed is greater than 800 but less than or equal to 1,000 as of the last day of the preceding Settlement Period, (iii) $900,000, if the number of ATMs deployed is greater than 1,000 but less than or equal to 1,200 as of the last day of the preceding Settlement Period, or (iv) $1,600,000, if the number of ATMs deployed is greater than 1,200 as of the last day of the preceding Settlement Period.~~ 5.0% of the sum of the Face Amount of all Commercial Paper Notes issued by Lender with respect to the Transaction Documents plus the aggregate principal or certificate balance of all Loans and Certificates funded other than through the issuance of Commercial Paper Notes.

          "Letter of Credit Stated Amount" ~~shall~~ means, with respect to any Letter of Credit, an amount equal at any time to the amount available to be drawn ~~under the Letter of Credit~~ thereunder at such time.

          "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt for a lease, consignment or bailment for security purposes.

          "Liquidity Agent" means ~~KeyBank~~ DZ Bank, as agent for the Liquidity Providers under the Liquidity Agreement, or any successor in such capacity.

          "Liquidity Agreement" means the Liquidity Purchase Agreement, dated as of March 17, 2000, among the Lender, the Liquidity Agent and the Liquidity Providers, as amended, supplemented or otherwise modified from time to time.

          "Liquidity Providers" means the liquidity institutions from time to time that are parties to the Liquidity Agreement.

          "Loan" has the meaning set forth in Section 1.01.

          "Loan Amortization Amount" means (i) the amount of any prepayment of the Loans designated by Borrower pursuant to Section 2.01 and (ii) after the earlier to occur of the Maturity Date and the Termination Date or so long as an Event of Default or Unmatured Event of Default has occurred and is continuing, the total outstanding principal balance of the Loans.

          "Majority Liquidity Providers" has the meaning set forth in Section 1.02 of the Liquidity Agreement.

          "Material Adverse Effect" with respect to any event or circumstance, a material adverse effect on:

            (i)    the business, assets, financial condition or operations of Borrower, TRM, TRM ATM or the Servicer;

              (ii)  the ability of the Servicer or Borrower to perform in any material respect its obligations under any transaction Document;

              (iii)  the validity, enforceability or collectibility of any Transaction Document or any Pool Asset; or

              (iv)  the status, existence, perfection, priority or enforceability of Collateral Agent's interest in the assets of Borrower or Borrower's ownership interest in the Cash.

          "Maturity Date" means ~~March 17, 2005.~~ April 23, 2007.

          "Moody's" means Moody's Investor Services, Inc., or any successor thereto.

          "NCR" shall mean NCR Corporation, a Maryland corporation.

          "NCR Event" shall be deemed to have occurred if either (a) the shareholders' equity of NCR, as determined in accordance with GAAP, at any times falls below $1,500,000,000 or (b) NCR shall at any time suffer a loss for its most recently ended four fiscal quarters.

          "Network" means an ATM or EFT Network which is owned by Visa, MasterCard, American Express, Discover or an FDIC insured financial institution with capital and surplus of at least $100 million.

          "Note" has the meaning set forth in Section 2.01.

          "Outstanding Facility Amount" means, at any time, the sum of (I) the aggregate outstanding Face Amount of all Commercial Paper Notes issued by the Lender with respect to the Transaction Documents at such time less the aggregate amount of all interest or discount accrued or scheduled to accrue on such Commercial Paper Notes through their stated maturity and (II) the aggregate principal or certificate balance of all Loans and Certificates at such time funded other than through the issuance of Commercial Paper Notes, plus in each case any accrued and unpaid interest or yield thereon.

          "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government or any agency or political subdivision thereof or any other entity.

          "Pool Asset" means an asset in the Assets Pool.

          "Prepayment Fee" has the meaning set forth in Section 2.01.

          "Processing Agent" means a processor which (i) has executed a Processing Services Agreement and (ii) has been certified by the applicable Network and sponsored to participate in a Network in accordance with the requirements of such Network.

          "Processing Agent Fees" means that portion of the Surcharge Fees payable to the Processing Agents pursuant to the Processing Services Agreements.

          "Processing Services Agreement" means an agreement approved in writing by the Administrative Agent and the Liquidity Agent between TRM ATM and a Processing Agent pursuant to which the Processing Agent agrees to provide ATM processing services to TRM ATM.

          ~~"Qualified Institution" means a bank or other financial institution whose short term unsecured debt is rated at least A-1/P-1 by Standard & Poor's and Moody's, respectively.~~

          "Qualified Letter of Credit Bank" means a bank which has a short-term unsecured debt rating of at least P-1 by Moody's and F1 by Fitch and which has been approved by the Liquidity Agent, such approval not to be unreasonably withheld or delayed.

          "Qualified Transportation Agent" means NCR ~~Corporation~~ or any other Transportation Agent whose short term unsecured debt is rated at least A-1/P-1 by Standard & Poor's and Moody's, respectively.

          "Rating Agency" means Fitch and Moody's.

          "Recoveries" means moneys collected by the Servicer or any Transportation Agent following instruction by Collateral Agent to return all money lent to Borrower hereunder in possession of such Transportation Agent or at any ATM serviced by such Transportation Agent.

          "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

          "Regulatory Change" means, relative to any Affected Party

            (a)  any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

              (i)    United States federal or state law or foreign law applicable to such Affected Party;

              (ii)  regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

              (iii)  generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

              (iv)  any requirement of any Rating Agency applicable to such Affected Party; or

            (b)  any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

          "Rejected ATM" shall have the meaning set forth in the definition of "ATM."

          "Related Rights" means, with respect to any Cash, all of Borrower's right, title and interest in and to all insurance claims related to such Cash.

          "Reporting Date" shall have the meaning set forth in Section 8.03(i).

          ~~"Reserve Account" means account number *** established at the Collateral Agent in the State of Oregon, in the name of the Collateral Agent for the benefit of the Secured Parties, which account has been designated as the Reserve Account, and any other account designated as such by the Collateral Agent.~~

          "Responsible Officer" when used with respect to the Collateral Agent, means any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

          "Secured Parties" means Lender, the Administrative Agent, the Liquidity Agent, the Collateral Agent, the Liquidity Providers and the other Indemnified Parties.

          "Servicer" means TRM ATM initially, in its capacity as Servicer hereunder, and any successor Servicer designated pursuant hereto.

          "Servicer Event of Default" means each of the following events:

              (i)  Servicer shall fail to perform or observe in any material respects any term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) below) and such failure shall remain unremedied for five (5) Business Days after (1) written notice thereof by the Administrative Agent or the Liquidity Agent or (2) Servicer has actual knowledge thereof; or

            (ii)  Servicer shall fail to make any payment or deposit to be made by it hereunder when due; or

            (iii)  Any representation or warranty made or deemed to be made by Servicer (or any of its officers) under or in connection with this Agreement or any Servicing Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and such condition shall continue unremedied for a period of five (5) Business Days after (1) written notice thereof by the Administrative Agent or the Liquidity Agent or (2) Servicer has actual knowledge thereof; or

            (iv)  An Event of Bankruptcy shall have occurred and remain continuing with respect to Servicer; or

            (v)  There shall exist any event or occurrence that has caused, or would reasonably be expected to cause, a Material Adverse Effect; or

            (vi)  Servicer is subject to a Change in Control; or

          (vii)  A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $500,000 of, or guaranteed by, Servicer, which default is a default in the payment of any amount due thereunder (after giving effect to any periods of grace or right to cure) or which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration; or

          (viii)  The Servicer shall fail to deliver the Servicer Report within one (1) Business Day of the date required hereby~~.~~; or

            (ix)  The tangible net worth of TRM, as determined in accordance with GAAP, shall at any time be less than the sum of (a) $42,000,000, (b) an amount equal to 50% of the positive consolidated net income of the Servicer and its Subsidiaries for each fiscal quarter of the Servicer ending after March 31, 2002, and (c) an amount equal to 75% of any subordinated debt or equity of the Servicer issued or incurred after April 23, 2002.

          "Servicing Fee" has the meaning set forth in Section 8.06(a).

          "Servicing Report" has the meaning set forth in Section 8.03.

          "Settlement Date" means the ~~21st~~10th day of each calendar month, or of any such day if not a Business Day, the next Business Day.

          "Settlement Period" with respect to any Loan or Certificate,

            (1)  the period from the date of the Borrowing of such Loan or purchase of such Certificate hereunder to the first Settlement Date thereafter; and

            (2)  thereafter, each period from the last day of the next preceding Settlement Period to the next Settlement Date.

          "Subsidiary" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

          "Surcharge Fees" means all fees other than Interchange Fees charged to the cardholder using the applicable ATM in connection with a Transaction.

          "Switch" the system of computer hardware and software established and operated by or on behalf of the Networks to interface electronically with members of such Network for the purpose of processing electronic banking transactions, Surcharge Fees and Interchange Fees.

          "Termination Date" means the earliest of

            ~~(a)  the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Providers' commitments under the Liquidity Agreement;~~

            (a)  ~~(b)~~ the date that the Termination Date is declared pursuant to Section 9.02(c);

            (b)  ~~(c)~~ the date which becomes the Termination Date automatically under Section 9.02(b); and

            ~~(d)  March 17, 2005.~~

            (c)  the Maturity Date.

          "Transaction" means a withdrawal of cash by a customer of an ATM.

          "Transaction Documents" means this Agreement, the Certificates, the Administration Agreement between Borrower and TRM ATM, the Trust Agreement, the Note and the other documents to be executed and delivered in connection herewith, including, without limitation, all documentation relating to the ATMs and the transportation of the Cash.

          "Transportation Agent" means a Person who, pursuant to an Automated Teller Machine Cash Services Agreement with TRM ATM, has agreed to provide cash transportation services to TRM ATM, including withdrawal of Cash from the applicable Depository Banks, transportation of Cash to and from ATMs, and other ATM maintenance services.

          "TRM" means TRM Corporation, an Oregon corporation.

          "TRM ATM" means TRM ATM Corporation, an Oregon corporation.

          "TRM Secured Obligations" means all obligations of TRM ATM under the Transaction Documents in its individual capacity, as Administrator, as Servicer or otherwise, including, without limitation, its obligation to pay the Cash Provision Fee, indemnity obligations under Section 12.02 and 12.03, and costs and expenses under Section 13.05.

          "Trust Agreement" means the Deposit Trust Agreement, dated as of March 17, 2000, between TRM ATM and Wilmington Trust Company, as Owner Trustee.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

          "Unmatured Event of Default" means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Yield Rate" means, for any Settlement Period, ~~(I) in the case of any portion of the Asset Interest funded by Commercial Paper Notes, the CP Rate plus 1.59% for such Settlement Period,~~

  the rate set forth as the "Yield Rate" in the Fee Letter. ~~(II) in the case of any portion of the Asset Interest funded pursuant to the Liquidity Agreement, the Eurodollar Rate (Reserve Adjusted) for such Settlement Period plus 2.40%, and (III) in the case of any Certificates held by GSS Holdings, Inc., 25%; provided, however, that, in case of clause (I) or (II) above, if the Liquidity Agent or Administrative Agent declares that the Termination Date has occurred (or the Termination Date occurs automatically in accordance with Section 9.02(b)), the Yield Rate shall be the Base Rate as in effect from time to time, plus 2.40% per annum.~~

        B.    Other Terms.    All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

        C.    Computation of Time Periods.    Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding~~"~~."

SCHEDULE II

INSURANCE REQUIREMENTS

1.
Required Theft/Loss Insurance Protection

# of ATMs	Required Theft/Loss* Insurance Protection
500	***
501-750	***
751-1000	***
1001-1250	***
1251-1500	***
1501-1750	***
1751-2000	***
2001-2250	***
2251-2500	***
2501-2750	***
2751-3000	***

*
Minimum acceptable Theft/Loss coverage

2.
Required "Available Coverage" (amount of theft/loss coverage remaining after claims) by Quarter. If the Required Theft Insurance Protection is reduced by claims to the Available Coverage Trigger percentages below, additional coverage to the Restore % Requirement must be obtained by TRMIF within 5 days or a Termination Event is triggered. If the Effective Coverage reaches 25% of the Required Theft Insurance Protection at any time, a Termination Event is triggered.

        The additional coverage may take the form of:

    A.
    Additional theft/loss insurance coverage from an insurance company rated "A" or higher by Moody's

    B.
    Cash collateral in an account in favor of the Collateral Agent

    C.
    A Letter of Credit in favor of the Collateral Agent from a bank rated "A" or higher by Moody's

	Q1	Q2	Q3	Q4
Available Coverage Trigger	50%	50%	50%	50%
Restore % Requirement	75%	70%	70%	50%

  Available Coverage Trigger — (%) * (Required Theft/Loss Insurance Coverage)

  Restore Requirement = Required ratio of Available Coverage to Required Theft/Loss Insurance Coverage

ARTICLE I LOANS; CERTIFICATES		1
SECTION 1.01	Commitments to Lend; Limits on Lender's Obligations	1
SECTION 1.02	Borrowing Procedures; Principal Amount	2
SECTION 1.03	Security Interest	2
SECTION 1.04	Purchase of Certificates	2
SECTION 1.05	Use of Proceeds; Provision of Cash	3
SECTION 1.06	Cash Provision Fee	~~3~~4
ARTICLE II NOTE		4
SECTION 2.01	Note	4
SECTION 2.02	Interest on Loans and Yield on Certificates	~~4~~5
SECTION 2.03	General Procedures	5
SECTION 2.04	Commitment Fee	5
SECTION 2.05	Registration; Registration of Transfer and Exchange of Notes	5
ARTICLE III SETTLEMENTS		6
SECTION 3.01	Accounts; Investments	6
SECTION 3.02	Collection of Moneys	~~7~~8
SECTION 3.03	Settlement	~~7~~8
SECTION 3.04	Letter of Credit Matters	9
SECTION 3.05	Payments and Computations, Etc	~~10~~11
ARTICLE IV YIELD PROTECTION		11
SECTION 4.01	[Reserved.]	~~10~~11
SECTION 4.02	Yield Protection	11
SECTION 4.03	Funding Losses	~~12~~13
SECTION 4.04	Taxes	13
ARTICLE V CONDITIONS OF BORROWINGS		14
SECTION 5.01	Conditions Precedent to Initial Borrowing	~~13~~14
SECTION 5.02	Conditions Precedent to All Borrowings	~~15~~16
ARTICLE VI REPRESENTATIONS AND WARRANTIES		17
SECTION 6.01	Representations and Warranties of Borrower	~~16~~17
SECTION 6.02	Representations and Warranties of the Servicer and TRM ATM	~~18~~19
ARTICLE VII GENERAL COVENANTS OF BORROWER		21
SECTION 7.01	Affirmative Covenants of Borrower	21
SECTION 7.02	Reporting Requirements of Borrower	22
SECTION 7.03	Negative Covenants of Borrower	23
SECTION 7.04	Covenants of TRM ATM	24
SECTION 7.05	Separate Existence	~~26~~27
ARTICLE VIII ADMINISTRATION AND COLLECTION		29
SECTION 8.01	Servicer to Act	~~28~~29
SECTION 8.02	Insurance	~~28~~29
SECTION 8.03	Reporting	~~29~~30
SECTION 8.04	Books and Records	~~29~~31
SECTION 8.05	~~[Reserved]~~Servicer Representations.	~~29~~31
SECTION 8.06	Costs of Servicing; Servicer's Fee	~~29~~31
SECTION 8.07	Successor Servicer	~~29~~31
SECTION 8.08	Bailee for Lender	~~30~~32
ARTICLE IX EVENTS OF DEFAULT		32
SECTION 9.01	Events of Default	~~30~~32

SECTION 9.02	Remedies	~~32~~35
ARTICLE X THE ADMINISTRATIVE AGENT; COLLATERAL AGENT		36
SECTION 10.01	Authorization and Action	~~34~~36
SECTION 10.02	Administrative Agent's and Collateral Agent's Reliance, Etc	~~34~~36
SECTION 10.03	The Liquidity Agent, the Collateral Agent, the Administrative Agent and Affiliates	~~34~~37
SECTION 10.04	Appointment and Powers of Collateral Agent	~~34~~37
SECTION 10.05	Collateral Agent and Employees of the Collateral Agent	~~35~~38
SECTION 10.06	Successor Agent	~~36~~39
ARTICLE XI ASSIGNMENT OF LENDER'S INTEREST		40
SECTION 11.01	Restrictions on Assignments	~~37~~40
SECTION 11.02	Rights of Assignee	~~38~~41
SECTION 11.03	Evidence of Assignment	~~38~~41
ARTICLE XII INDEMNIFICATION		41
SECTION 12.01	Indemnities by Borrower and Administrator	~~38~~41
SECTION 12.02	Indemnities by Servicer	~~41~~44
SECTION 12.03	Indemnities by TRM ATM	~~41~~44
ARTICLE XIII MISCELLANEOUS		45
SECTION 13.01	Amendments, Etc	~~43~~45
SECTION 13.02	Notices, Etc	~~43~~46
SECTION 13.03	No Waiver; Remedies	~~43~~46
SECTION 13.04	Binding Effect; Survival	~~43~~46
SECTION 13.05	Costs, Expenses and Taxes	~~43~~46
SECTION 13.06	No Proceedings	~~44~~47
SECTION 13.07	Confidentiality	~~44~~47
SECTION 13.08	[Reserved]	~~45~~48
SECTION 13.09	Captions and Cross References	~~45~~48
SECTION 13.10	Integration	~~46~~48
SECTION 13.11	Governing Law	~~46~~49
SECTION 13.12	Waiver of Jury Trial	~~46~~49
SECTION 13.13	Consent to Jurisdiction; Waiver of Immunities	~~46~~49
SECTION 13.14	Execution in Counterparts; Severability	~~47~~49
SECTION 13.15	No Recourse Against Certain Parties	~~47~~50
SECTION 13.16	Limitation of Liability	~~47~~50
APPENDICES
APPENDIX A	Definitions
SCHEDULES
SCHEDULE I	Form of Armored Car Carrier Addendum
SCHEDULE II	Insurance Schedule
EXHIBITS
EXHIBIT 1.02	Form of Borrowing Notice
EXHIBIT 2.01	Form of Note
EXHIBIT 8.07(i)	Form of Servicing Report

        Document comparison done by DeltaView on Tuesday, June 11, 2002 17:41:28

Input:

Document 1	iManage://CHIMDM/CHDB04/12920102/1
Document 2	iManage://CHIMDM/CHDB04/12920102/15
Rendering set	Option 06

Legend:

Insertion
~~Deletion~~
~~Moved from~~
Moved to
Format change
Inserted cell
Deleted cell
Moved cell
Split/Merged cell
Padding cell

Redline Summary:

No.	Change	Text
1-2	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
3	Insertion	Exhibit A*
4-5	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
6	Insertion	*Conformed as amended...as of April 23, 2002.
7-8	Change	"DG BANK" changed to "DZ BANK"
9	Change	"BANK DEUTSCHE" changed to "BANK AG, DEUTSCHE"
10	Change	"DEUTSCHE GENOSSENSCHAFTSBANK" changed to "DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK"
11-12	Change	"GENOSSENSCHAFTS BANK AG as Administrative" changed to "GENOSSENSCHAFTSBANK...MAIN as Administrative"
13-16	Change	"and KEYBANK NATIONAL" changed to "and as Liquidity Agent and U.S. BANK NATIONAL"
17	Change	"ASSOCIATION as Liquidity Agent and Collateral" changed to "ASSOCIATION as Collateral"
18-19	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
20-21	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
22-23	Change	"("Lender"), DG BANK" changed to "("Lender"), DZ BANK"
24	Change	"BANK DEUTSCHE" changed to "BANK AG, DEUTSCHE"
25	Change	"DEUTSCHE GENOSSENSCHAFTSBANK" changed to "DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK"

26-27	Change	"GENOSSENSCHAFTSBANK AG, as" changed to "GENOSSENSCHAFTSBANK...AM MAIN ("DZ Bank"), as"
28-29	Change	"Agent"), and KEYBANK...as liquidity" changed to "Agent") and as liquidity"
30-31	Change	"Agent") and as collateral" changed to "Agent"), and U.S. BANK...as collateral"
32-34	Change	"exceed $22,000,000, except as such" changed to "exceed an amount equal to...(a) $30,000,000, as such"
35	Change	"Limit"); (ii)" changed to "Limit") and (b) the...by (y) 20; (ii)"
36	Change	"thereto, the Letter" changed to "thereto, the Aggregate Letter"
37	Change	"Credit Stated Amount" changed to "Credit Amount"
38	Deletion	The Borrower shall not be...and the Liquidity Agent.
39	Change	". Borrower" changed to ". Each of Borrower"
40	Change	"Borrower hereby" changed to "Borrower and the Owner Trustee hereby"
41	Change	"grants to the" changed to "grants, to the extent oftherein, to the"
42	Change	"Such" changed to "For the avoidance of...to the Borrower. Such"
43-44	Change	"Such lien and security" changed to "Such liens and security"
45-46	Change	"security interest shall" changed to "security interests shall"
47-48	Change	"in the ATM's." changed to "in the ATMs."
49-50	Change	"cash for its ATMs in the" changed to "cash for automated teller...leased by TRM ATM in the"
51-52	Change	"in such ATMs." changed to "in such automated teller...in any Rejected ATM."
53	Change	"provider and the" changed to "provider for all...Rejected ATMs), and the"
54	Insertion	At no time shall any...in connection herewith.
55-56	Change	"Prior to an Event" changed to "Until such time as TRM...occurrence of any Event"
57-58	Change	"Default or Servicer" changed to "Default, Servicer"
59	Change	"Default, TRM" changed to "Default or Unmatured Event of Default, TRM"
60	Change	"Loans, the payment of a...Fee") and all" changed to "Loans and all"
61	Change	"The Administrative" changed to "Upon any prepayment in...The Administrative"
62-63	Change	"Date, equal to the" changed to "Date, in the"
64-65	Change	"the product of (x) the" changed to "the amount set forth in the"
66-67	Change	"the Facility Limit, minus...(z) 360. The Commitment" changed to "the Fee Letter. The Commitment"
68	Change	"of the Borrower for the benefit of the Collateral" changed to "of the Collateral"
69	Change	"Agent, for the" changed to "Agent for the"
70	Change	"Parties, the following" changed to "Parties the following"
71	Change	"segregated accounts" changed to "segregated trust accounts"
72	Change	"Agent or another...to the Collateral Agent:" changed to "Agent:"
73	Change	"Account;" changed to "Account; and"
74-75	Deletion	(ii) the Reserve Account; and
76-77	Change	"(iii) the Credit" changed to "(ii) the Credit"
78	Insertion	At no time shall any...in connection herewith.
79	Change	"Account shall" changed to "Account and the ATM Fee Settlement Account shall"
80-81	Change	"Account, the ATM" changed to "Account and the ATM"
82	Change	"Settlement Amount and the Reserve Account." changed to "Settlement Account."
83	Change	"Account shall" changed to "Account or the ATM Fee Settlement Account shall"
84	Change	"Balance Settlement" changed to "Balance Settlement...the ATM Fee Settlement"
85	Change	"Account resulting" changed to "Account or the ATM Fee...Account resulting"
86	Change	"Cash Provision" changed to "The Servicer hereby...Date from Cash Provision"

87	Change	"Account shall" changed to "Account. Such Cash Provision Fees shall"
88	Change	"disbursed on each" changed to "disbursed by the Collateral Agent on each"
89-90	Change	"Settlement Date at the...of the Servicer to the" changed to "Settlement Date in...be made to the"
91	Change	"unpaid expenses" changed to "unpaid fees and expenses"
92	Change	"Lender;" changed to "Lender and GSS Holdings, Inc., as applicable;"
93	Change	"Lender and shall" changed to "Lender and GSS Holdings,...as applicable, and shall"
94	Change	"in an amount" changed to "in an aggregate amount"
95-96	Change	"3.03(e)." changed to "3.03(e); provided that in...by Bank of America."
97-98	Change	"rating of the Letter" changed to "rating of any Letter"
99	Change	"credit for such" changed to "credit for the Letter of Credit issued by such"
100	Change	"such Letter" changed to "such downgraded Letter"
101	Change	"Credit issued" changed to "Credit Bank, which new...credit shall be issued"
102	Change	"Amount." changed to "Amount of the Letter of...Letter of Credit Bank."
103	Change	"replace such" changed to "replace the Letter of Credit issued by such"
104	Change	"such Letter" changed to "such downgraded Letter"
105	Change	"Credit as aforesaid," changed to "Credit Bank as aforesaid,"
106-107	Change	"drawing on the Letter" changed to "drawing on such Letter"
108	Change	"Amount and deposit" changed to "Amount thereof and deposit"
109-110	Change	"amount into the Reserve Account to be" changed to "amount into a segregated trust account to be"
111-112	Change	"If the Collateral" changed to "Notwithstanding anything...if the Collateral"
113-114	Change	"(i) from the existing" changed to "(i) from any existing"
115	Change	"Credit extending" changed to "Credit issued by such...of Credit Bank extending"
116	Change	"Expiry Date or (B)" changed to "Expiry Date thereof or (B)"
117-118	Change	"Credit Bank in an amount...Amount and effective" changed to "Credit Bank, effective"
119-120	Change	"Date of the existing" changed to "Date of such existing"
121-122	Change	"Credit, at least" changed to "Credit and in an amount...in each case at least"
123-126	Change	"least two (2) Business" changed to "least five (5) Business"
127	Change	"Expiry Date, then" changed to "Expiry Date of such...Letter of Credit, then"
128-129	Change	"draw on the Letter" changed to "draw on such Letter"
130-133	Change	"the date two (2) Business" changed to "the date five (5) Business"
134	Change	"Expiry Date, in" changed to "Expiry Date thereof, in"
135	Change	"Amount and deposit" changed to "Amount thereof and deposit"
136-137	Change	"then within thirty days after" changed to "then on the first Settlement Date after"
138	Change	"attorney as the Collateral Agent shall" changed to "attorney as shall"
139-142	Change	"shall reasonably request to enable" changed to "shall be necessary to enable"
143	Change	"(ii) the Letter" changed to "(ii) the Aggregate Letter"
144	Change	"Credit Stated Amount" changed to "Credit Amount"
145-146	Change	"parties as the Collateral...request to ensure" changed to "parties as shall be necessary to ensure"
147-148	Deletion	(l) Year 2000...of the date/time data.
149-150	Change	"(m) Taxes." changed to "(l) Taxes."
151-152	Change	"(n) Perfected" changed to "(m) Perfected"
153-154	Change	"(o) Financial" changed to "(n) Financial"
155-156	Change	"December 31, 1999, there" changed to "December 31, 2000, there"
157	Change	"request of Administrative" changed to "request of the Administrative"

158-160	Change	"at the Administrative...as applicable, expense" changed to "at the Administrator's expense"
161-162	Change	"of each of the first three quarters of each" changed to "of each quarter of each"
163-164	Change	"within 90 days after" changed to "within 120 days after"
165	Change	"of the financial" changed to "of the audited financial"
166	Change	"Administrative" changed to "the Administrative"
167	Change	"Borrower, Administrative" changed to "Borrower, the Administrative"
168	Change	"Agent or Liquidity" changed to "Agent or the Liquidity"
169-171	Change	"conduct, at Borrower's,...as applicable, expense" changed to "conduct, at Servicer's expense"
172-173	Change	"expense once in each" changed to "expense, not more than twice in each"
174-175	Change	"fiscal quarter, unless" changed to "fiscal year, unless"
176-177	Change	"Agreement," changed to "Agreement;"
178-179	Change	"Agreement, and" changed to "Agreement;"
180-181	Change	"termination." changed to "termination; and"
182-183	Insertion	(vi) promptly upon the...and Exchange Commission.
184-185	Change	"of each of the first three quarters of each" changed to "of each quarter of each"
186-187	Change	"within 90 days after" changed to "within 120 days after"
188	Change	"of the consolidated" changed to "of the audited consolidated"
189-190	Change	"of $100,000 in the" changed to "of $175,000 in the"
191	Change	"Company. U." changed to "Company U."
192-193	Insertion	(j) Keeping of Records...Pool Assets).
194-195	Change	"Agents. The Servicer" changed to "Agents; and provided,...8.01. The Servicer"
196-203	Change	"specified in Exhibit 8.02. The Servicer shall" changed to "specified in Schedule II. Such policy shall"
204	Change	"shall cause" changed to "shall name the Collateral...Servicer shall (i) cause"
205-206	Change	"cause such insurance" changed to "cause each of the insurance"
207	Change	"policies to be" changed to "policies identified above to be"
208-209	Change	"Moody's. In addition, the Servicer shall cause" changed to "Moody's and (ii) cause"
210	Change	"provide that (i) it may" changed to "provide that it may"
211	Change	"Agent and (ii) the...is the loss payee." changed to "Agent."
212	Change	"stead and the" changed to "stead and shall, at the...place and stead, and the"
213-214	Change	"On the third Business Day...Date (the "Reporting" changed to "On the fifth day of each...Day (the "Reporting"
215-218	Change	"preceding Settlement Period;" changed to "preceding calendar month;"
219	Change	"to NCR Corporation (or any" changed to "to NCR (or any"
220	Change	"to NCR Corporation (or any" changed to "to NCR (or any"
221	Change	"Default or any" changed to "Default, the Termination Date, or any"
222-223	Change	"Agent may give notice" changed to "Agent shall (i) if so...facility and give notice"
224	Change	"designated." changed to "designated for such...the facility."
225-226	Change	"Servicer of such notice" changed to "Servicer of any notice"
227	Change	"notice, it" changed to "notice in accordance with...(i) or (ii) above, it"
228	Change	"Servicer." changed to "Servicer or the...as the case may be."
229	Change	"cooperate with any successor" changed to "cooperate with the...Agent and any successor"
230	Change	"to the successor" changed to "to the Collateral Agent or to the successor"
231	Change	"Servicer for administration" changed to "Servicer, as applicable, for administration"

232	Change	"Servicer, the" changed to "Servicer or the...hereunder, the"
233	Change	"assign to such successor" changed to "assign to the Collateral Agent or such successor"
234	Change	"designates any successor" changed to "designates the Collateral Agent or any successor"
235-238	Change	"shall be "Events of Default""changed to "shall each be an "Event of Default""
239	Change	"respect to the Borrower," changed to "respect to (i) the Borrower,"
240-241	Change	"or TRM;" changed to "or TRM, or (ii) any...Business Day period; or"
242	Change	"Agent;" changed to "Agent; or"
243	Change	"The Letter" changed to "The Aggregate Letter"
244	Change	"Credit Stated Amount" changed to "Credit Amount"
245-246	Change	"Business Day or, if the...two (2) Business Day; or" changed to "Business Days; or"
247-248	Change	"to the ATM's, or" changed to "to the ATMs, or"
249	Change	"Agent or Depository" changed to "Agent (other than NCR) or Depository"
250	Change	"failure; or" changed to "failure; provided that at...of Default hereunder; or"
251-252	Change	"Fitch." changed to "Fitch; or"
253-254	Insertion	(u) The sum, without...(3) Business Days; or
255-256	Insertion	(v) The occurrence of any...Liquidity Agreement; or
257-258	Insertion	(w) TRM shall fail to...or termination date.
259-260	Change	"Agent may, and upon...from the Majority" changed to "Agent shall (unless...by the Majority"
261-262	Change	"Providers shall, take all" changed to "Providers) take all"
263	Change	"Agent to the extent and...Agent itself, including" changed to "Agent including"
264-265	Change	"Agent, at the direction of the Majority" changed to "Agent shall (unless...by the Majority"
266-267	Change	"Providers, shall direct" changed to "Providers) direct"
268-269	Change	"shall have the" changed to "shall (unless otherwise instructed by the"
270-271	Change	"the right to give notice" changed to "the Majority Liquidity Providers) give notice"
272	Change	"Servicer and each" changed to "Servicer, each Depository Bank and each"
273	Change	"Agent to arrange" changed to "Agent to cease distributing cash and to arrange"
274	Change	"of such Transportation" changed to "of such Depository Bank or Transportation"
275-276	Change	"unless an officer of the" changed to "unless a Responsible Officer of the"
277	Insertion	Each of the Borrower, the...statement under the UCC.
278-280	Insertion	SECTION 10.05 Collateral...of the Collateral Agent.
281-285	Change	"SECTION 10.05 Collateral... (a) Each Liquidity" changed to "(a) Each Liquidity"
286	Change	"extent not reimbursed" changed to "extent not indemnified or reimbursed"
287	Change	"Administrator or Borrower)" changed to "Administrator, Servicer or Borrower)"
288	Change	"and all losses,...damages, out-of-pocket" changed to "and all out-of-pocket"
289	Change	"expenses of any kind whatsoever (including" changed to "expenses (including"
290	Change	"hereunder of the Secured Parties as a" changed to "hereunder as a"
291	Change	"suffered by, made upon or...against the Collateral" changed to "suffered by the Collateral"
292	Change	"Administrator or Borrower" changed to "Administrator, Servicer or Borrower"
293	Change	"any such losses,...demands, costs" changed to "any such costs"
294	Change	"Without limiting the... The obligations" changed to "The obligations"
295	Change	"Administrator or Borrower" changed to "Administrator, Servicer or Borrower"

296	Change	"Provider after" changed to "Provider, the...as appropriate, after"
297-298	Change	"Agent, provided" changed to "Agent; provided"
299-300	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
301-302	Change	"W." changed to "E."
303-304	Change	"251-5473 Attention: Chief Financial Officer" changed to "251-5473 Attention: Controller"
305-306	Change	"W." changed to "E."
307-308	Change	"Lender By: DG BANK" changed to "Lender By: DZ BANK"
309	Change	"BANK DEUTSCHE" changed to "BANK AG, DEUTSCHE"
310	Change	"GENOSSENSCHAFTSBANK" changed to "ZENTRAL-GENOSSENSCHAFTSBANK"
311-312	Change	"GENOSSENSCHAFTSBANK AG..." changed to "GENOSSENSCHAFTSBANK..."
313	Change	" Name: Title:" changed to " ...Title:"
314	Change	"Title: Autobahn" changed to "Title: ...Autobahn"
315-316	Change	"LLC c/o DG Bank" changed to "LLC c/o DZ Bank"
317	Change	"Bank Deutsche" changed to "Bank AG, Deutsche"
318	Change	"Deutsche Genossenschaftsbank" changed to "Deutsche Zentral-Genossenschaftsbank"
319-320	Change	"Genossenschaftsbank AG 609 5th" changed to "Genossenschaftsbank Frankfurt am Main 609 5th"
321	Change	"Avenue, Suite 911 New York," changed to "Avenue New York,"
322-323	Change	"745-1651 Attention: Michael Plunkett" changed to "745-1651 Attention: Asset Securitization Group"
324-325	Change	"DG BANK" changed to "DZ BANK"
326	Change	"BANK DEUTSCHE" changed to "BANK AG, DEUTSCHE"
327	Change	"DEUTSCHE" changed to "DEUTSCHE ZENTRAL-"
328-329	Change	"GENOSSENSCHAFTSBANK AG as" changed to "GENOSSENSCHAFTSBANK FRANKFURT AM MAIN as"
330	Change	"Administrator By" changed to "Administrator and as Liquidity Agent By"
331-332	Change	" DG Bank" changed to " DZ Bank"
333	Change	"Bank Deutsche" changed to "Bank AG, Deutsche"
334	Change	"Deutsche Genossenschaftsbank" changed to "Deutsche Zentral-Genossenschaftsbank"
335-336	Change	"Genossenschaftsbank AG 609 5th" changed to "Genossenschaftsbank Frankfurt am Main 609 5th"
337	Change	"Avenue, Suite 911" changed to "Avenue"
338-339	Change	"745-1651 Attention: ...KEYBANK NATIONAL" changed to "745-1651 Attention: Asset...U.S. BANK NATIONAL"
340-341	Change	"ASSOCIATION, as ...Agent and as Collateral" changed to "ASSOCIATION, as Collateral"
342-343	Change	" KeyBank National" changed to " U.S. Bank National"
344	Change	"Association 127 Public...Cleveland, OH 44114-1306" changed to "Association"
345	Insertion	180 East Fifth Street
346	Change	"Facsimile" changed to "St. Paul, Minnesota 55101 Facsimile"
347-352	Change	": (216)689-8408" changed to ": (651) 244-0089 or 1797"
353-354	Change	"Attention: Asset Securitization Group" changed to "Attention: Toby Robillard"
355	Change	"Registrar: WILMINGTON" changed to "Registrar, and for...Trustee: WILMINGTON"

356-357	Change	"North 110 North" changed to "North 1100 North"
358-359	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
360-361	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
362-363	Change	"Company LLC, DG Bank" changed to "Company LLC, DZ Bank"
364	Change	"Bank Deutsche" changed to "Bank AG, Deutsche"
365	Change	"Deutsche Genossenschaftsbank" changed to "Deutsche Zentral-Genossenschaftsbank"
366-367	Change	"Genossenschaftsbank AG and" changed to "Genossenschaftsbank Frankfurt am Main and"
368-369	Change	"and KeyBank, National" changed to "and U.S. Bank National"
370	Insertion	"Aggregate Letter of...have not been so drawn.
371	Change	"Switch; and (iii)" changed to "Switch; (iii)"
372-373	Change	"Agent." changed to "Agent; (iv) is located ina "Rejected ATM")."
374	Change	"means account" changed to "means deposit account"
375-376	Change	"number 379681003263 established" changed to "number 153490599963 established"
377-378	Change	"State of Oregon, in" changed to "State of California, in"
379	Change	"Agent." changed to "Agent, together with any...the State of Minnesota."
380-381	Change	"to the rate of interest" changed to "to the arithmetic...of the rates of interest"
382-385	Change	"announced by the Liquidity Agent at its principal" changed to "announced by each of...respective principal"
386-393	Change	"principal office in Cleveland, Ohio as its prime" changed to "principal offices in New...their respective prime"
394-395	Change	"lending rate." changed to "lending rates."
396	Change	"credit." changed to "credit. Any...upon the Borrower."
397	Change	"include any ATM" changed to "include (a) any ATM"
398-400	Change	"ATM Fees; and provided," changed to "ATM Fees, (b) any Cash...days past due; provided,"
401	Change	"further however, that" changed to "further, that"
402-414	Change	", that an amount equal to...Administrative Agent and" changed to ", that (A) in the event...75% of all ATMs, and"
415-417	Change	"and the Liquidity Agent." changed to "and (B) in the event that...10% of all ATMs."
418-419	Change	"closed in Cleveland, Ohio, Eugene, Oregon," changed to "closed in Portland, Oregon,"
420	Change	"New York or Wilmington," changed to "New York, Minneapolis, Minnesota or Wilmington,"
421-422	Change	"means KeyBank National" changed to "means U.S. Bank National"
423	Change	"means account" changed to "means deposit account"
424-425	Change	"number 379681003248 established" changed to "number 153490599971 established"
426-427	Change	"State of Oregon, in" changed to "State of California, in"
428	Change	"Agent." changed to "Agent, together with any...the State of Minnesota."
429	Change	"Agency." changed to "Agency; provided that at...a rating from Moody's."
430	Insertion	"DZ Bank" has the meaning...forth in the preamble.
431	Change	"security; and" changed to "security;"
432-433	Change	"investment." changed to "investment; and"
434-435	Insertion	(v) interests in any...and "Aaa" by Moody's.

436	Insertion	"Fee Letter" means the...of the parties thereto.
437	Change	"Fitch IBCA, Inc." changed to "Fitch, Inc."
438	Insertion	"GSS Holdings, Inc."...a Delaware corporation.
439	Change	"Period, (i) in the case...time, plus 2% per annum." changed to "Period,"
440-441	Change	""KeyBank" has the meaning set forth" changed to "the rate set forth"
442	Change	"forth in the" changed to "forth as the "Interest Rate" in the"
443-444	Change	"in the preamble." changed to "in the Fee Letter."
445-446	Change	"means the irrevocable" changed to "means one or more irrevocable"
447-448	Change	"irrevocable letter of credit" changed to "irrevocable letters of credit"
449-450	Change	"issued by the Letter" changed to "issued by one or more Letter"
451-452	Change	"Credit Bank for the" changed to "Credit Banks for the"
453-454	Change	"Agent, as the same may be" changed to "Agent, as such letters of credit may be"
455-456	Change	"accordance with its terms," changed to "accordance with their respective terms,"
457	Change	"and any" changed to ", and any"
458	Change	"Credit Bank." changed to "Credit Bank, and any...a Letter of Credit."
459	Change	"means the expiry" changed to "means, with respect to...of Credit, the expiry"
460-461	Change	"expiry date of the Letter of Credit as set" changed to "expiry date thereof as set"
462-463	Change	"time, an amount equal to...Settlement Period." changed to "time, 5.0% of the sum of...Commercial Paper Notes."
464-465	Change	"Amount" shall equal" changed to "Amount" means, with...Credit, an amount equal"
466	Change	"any time the amount" changed to "any time to the amount"
467-468	Change	"drawn under the Letter of Credit at such" changed to "drawn thereunder at such"
469-470	Change	"means KeyBank, as" changed to "means DZ Bank, as"
471-472	Change	"means March 17, 2005." changed to "means April 23, 2007."
473	Insertion	"NCR" shall mean NCR...a Maryland corporation.
474	Insertion	"NCR Event" shall be...four fiscal quarters.
475	Change	"discount scheduled" changed to "discount accrued or scheduled"
476	Change	"Notes, plus any accrued" changed to "Notes, plus in each case any accrued"
477	Insertion	"Prepayment Fee" has the...forth in Section 2.01.
478	Deletion	"Qualified Institution"...Moody's, respectively.
479	Change	"means NCR Corporation or any" changed to "means NCR or any"
480	Insertion	"Rejected ATM" shall have...the definition of "ATM."
481	Deletion	"Reserve Account" means...by the Collateral Agent.
482	Insertion	"Responsible Officer"...of this Agreement.
483-484	Change	"hereby." changed to "hereby; or"
485-486	Insertion	(ix) The tangible net...after April 23, 2002.
487-488	Change	"means the 21st day of" changed to "means the 10th day of"
489-490	Deletion	(a) the date of...the Liquidity Agreement;
491-492	Change	"(b) the date" changed to "(a) the date"
493-494	Change	"(c) the date" changed to "(b) the date"
495-496	Deletion	(d) March 17, 2005.
497-498	Insertion	(c) the Maturity Date.
499-501	Change	"Period, (I) in the case...plus 2.40% per annum." changed to "Period, the rate set...Rate" in the Fee Letter."
502-503	Change	"excluding"." changed to "excluding.""
504-505	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"

506-507	Change	"CHDB04 12920102.1 030502 1337C 00618941" changed to "12920102.15 00618941"
508	Change	"CERTIFICATES" changed to "CERTIFICATES 1"
509-510	Change	"Provision Fee 3" changed to "Provision Fee 4"
511	Change	"NOTE" changed to "NOTE 4"
512-513	Change	"Certificates 4" changed to "Certificates 5"
514	Change	"SETTLEMENTS" changed to "SETTLEMENTS 6"
515-516	Change	"Moneys 7" changed to "Moneys 8"
517-518	Change	"Settlement 7" changed to "Settlement 8"
519-520	Change	"Computations, Etc 10" changed to "Computations, Etc 11"
521	Change	"PROTECTION" changed to "PROTECTION 11"
522-523	Change	"] 10" changed to "] 11"
524-525	Change	"Losses 12" changed to "Losses 13"
526	Change	"BORROWINGS" changed to "BORROWINGS 14"
527-528	Change	"Borrowing 13" changed to "Borrowing 14"
529-530	Change	"Borrowings 15" changed to "Borrowings16"
531	Change	"WARRANTIES" changed to "WARRANTIES 17"
532-533	Change	"Borrower 16" changed to "Borrower 17"
534-535	Change	"TRM ATM 18" changed to "TRM ATM 19"
536	Change	"BORROWER" changed to "BORROWER 21"
537-538	Change	"Existence 26" changed to "Existence 27"
539	Change	"COLLECTION" changed to "COLLECTION 29"
540-541	Change	"to Act 28" changed to "to Act 29"
542-543	Change	"Insurance 28" changed to "Insurance 29"
544-545	Change	"Reporting 29" changed to "Reporting 30"
546-547	Change	"Records 29" changed to "Records 31"
548-551	Change	"SECTION 8.05 [Reserved] 29" changed to "SECTION 8.05 Servicer Representations. 31"
552-553	Change	"Servicer's Fee 29" changed to "Servicer's Fee 31"
554-555	Change	"Servicer 29" changed to "Servicer 31"
556-557	Change	"Lender 30" changed to "Lender 32"
558	Change	"DEFAULT" changed to "DEFAULT 32"
559-560	Change	"Default 30" changed to "Default 32"
561-562	Change	"Remedies 32" changed to "Remedies 35"
563	Change	"AGENT" changed to "AGENT 36"
564-565	Change	"Action 34" changed to "Action 36"
566-567	Change	"Reliance, Etc 34" changed to "Reliance, Etc 36"
568-569	Change	"Affiliates 34" changed to "Affiliates 37"
570-571	Change	"Agent 34" changed to "Agent 37"
572-573	Change	"Agent 35" changed to "Agent 38"
574-575	Change	"Agent 36" changed to "Agent 39"
576	Change	"INTEREST" changed to "INTEREST 40"
577-578	Change	"Assignments 37" changed to "Assignments 40"
579-580	Change	"Assignee 38" changed to "Assignee 41"
581-582	Change	"Assignment 38" changed to "Assignment 41"
583	Change	"INDEMNIFICATION" changed to "INDEMNIFICATION 41"
584-585	Change	"Administrator 38" changed to "Administrator 41"
586-587	Change	"Servicer 41" changed to "Servicer 44"
588-589	Change	"TRM ATM 41" changed to "TRM ATM 44"
590	Change	"MISCELLANEOUS" changed to "MISCELLANEOUS 45"

591-592	Change	"Amendments, Etc 43" changed to "Amendments, Etc 45"
593-594	Change	"Notices, Etc 43" changed to "Notices, Etc 46"
595-596	Change	"Remedies 43" changed to "Remedies 46"
597-598	Change	"Survival 43" changed to "Survival 46"
599-600	Change	"Taxes 43" changed to "Taxes 46"
601-602	Change	"Proceedings 44" changed to "Proceedings 47"
603-604	Change	"Confidentiality 44" changed to "Confidentiality 47"
605-606	Change	"[Reserved] 45" changed to "[Reserved] 48"
607-608	Change	"References 45" changed to "References 48"
609-610	Change	"Integration 46" changed to "Integration 48"
611-612	Change	"Governing Law 46" changed to "Governing Law 49"
613-614	Change	"Trial 46" changed to "Trial 49"
615-616	Change	"Immunities 46" changed to "Immunities 49"
617-618	Change	"Severability 47" changed to "Severability 49"
619-620	Change	"Parties 47" changed to "Parties 50"
621-622	Change	"Liability 47" changed to "Liability 50"
623	Deletion	End of TOC—Do not delete this paragraph!

Statistics:

	Count	% of content
Insertions	369	9.17%
Deletions	256	3.75%
Moves	0	0.00%
Matched	376	87.08%
Format changed	0	0.00%

QuickLinks

  Exhibit 10.9
THIRD AMENDMENT TO LOAN AND SERVICING AGREEMENT
  Exhibit A
LOAN AND SERVICING AGREEMENT Dated as of March 17, 2000
ARTICLE I. LOANS; CERTIFICATES
ARTICLE II. NOTE
ARTICLE III. SETTLEMENTS
ARTICLE IV. YIELD PROTECTION
ARTICLE V. CONDITIONS OF BORROWINGS
ARTICLE VI. REPRESENTATIONS AND WARRANTIES
ARTICLE VII. GENERAL COVENANTS OF BORROWER
ARTICLE VIII. ADMINISTRATION AND COLLECTION
ARTICLE IX. EVENTS OF DEFAULT
ARTICLE X. THE ADMINISTRATIVE AGENT; COLLATERAL AGENT
ARTICLE XI. ASSIGNMENT OF LENDER'S INTEREST
ARTICLE XII. INDEMNIFICATION
ARTICLE XIII. MISCELLANEOUS
APPENDIX A DEFINITIONS
SCHEDULE II INSURANCE REQUIREMENTS